Exhibit 10.2

Execution Version

* THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED BY “[REDACTED]”.

CONTRIBUTION AGREEMENT

by and among

KEYSTONE MIDSTREAM SERVICES, LLC,

a Delaware limited liability company

R.E. GAS DEVELOPMENT, LLC

a Delaware limited liability company,

and

STONEHENGE ENERGY RESOURCES, L.P.,

a Delaware limited partnership

December 21, 2009

-i-

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page
9.8	Specific Performance	14

9.9	Severability	14

9.10	No Third-Party Reliance	14

ATTACHMENTS:

Appendix A – Definitions

Exhibit A – Partial Plant Assignment Conveyance and Bill of Sale

Exhibit B – Rex Assignment and Assumption Agreement

Exhibit C – Stonehenge Assignment and Assumption Agreement

Exhibit D – Certificate of Non-Foreign Status

Exhibit E – Site Lease

Exhibit F – Pipeline Option Agreement

Exhibit G – Gas Gathering Agreement

Exhibit H – Pipelines Assignment and Assumption Agreement

Schedule 1 – Pipelines

Schedule 2 – Plant Site

Schedule 3 – Required Consents

Schedule 4 – Non-transferable Permits

Schedule 4.14 – Contracts

Schedule 5 – Rights of Way

-iii-

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2009, by and among Keystone Midstream Services, LLC, a Delaware limited liability company (the “Company”), R.E. Gas Development, LLC, a Delaware limited liability company (“Rex”), and Stonehenge Energy Resources, L.P., a Delaware limited partnership (“Stonehenge”). The Company, Rex, and Stonehenge may each be separately referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Rex desires to contribute to the Company the Rex Contributed Assets; and

WHEREAS, Stonehenge desires to contribute to the Company the Stonehenge Contributed Assets; and

WHEREAS, the Company is willing to acquire and accept such Contributed Assets; and

WHEREAS, in consideration of the contribution by Rex and Stonehenge of the Contributed Assets, Rex and Stonehenge will acquire certain limited liability company interests in the Company and be admitted as a member of the Company, in accordance with the terms and subject to the conditions set forth in the Limited Liability Company Agreement of the Company (the “LLC Agreement”), dated as of the date hereof, by and among the Company, Rex and Stonehenge; and

WHEREAS, capitalized terms used herein that are defined in Appendix A attached hereto and incorporated herein shall have the respective meanings assigned to such terms in Appendix A, and other capitalized terms used herein that are not defined in Appendix A shall have the respective meanings assigned to such terms in the LLC Agreement;

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, the mutual benefits to be gained from the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

SALE OF PLANT INTEREST

1.1 Sale of Plant Interest. At the Closing, Stonehenge shall sell and transfer to Rex a 16.3% undivided interest in and to the Plant pursuant to the Partial Plant Assignment, Conveyance and Bill of Sale in the form attached hereto as Exhibit A.

1.2 Plant Purchase Price. In consideration for the transfer of the undivided interest in the Plant, Rex shall pay Stonehenge $740,000.00 (the “Plant Purchase Price”) on the Closing Date by bank wire transfer in immediately available funds to an account to be designated by Stonehenge not less than 3 days prior to the Closing Date.

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ARTICLE 2

CONTRIBUTIONS

2.1 Contribution of Rex Contributed Assets. At the Closing, Rex shall contribute, transfer and deliver to the Company, and, subject to the Permitted Encumbrances, the Company shall accept from Rex all of Rex’s right, title and interest in and to the Rex Contributed Assets.

2.2 Contribution of Stonehenge Contributed Assets. At the Closing, Stonehenge shall contribute, transfer and deliver to the Company, and, subject to the Permitted Encumbrances, the Company shall accept from Stonehenge all of Stonehenge’s right, title and interest in and to the Stonehenge Contributed Assets.

2.3 Assumption of Liabilities. Without limiting any rights to indemnity under Article 7, from and after the Closing the Company assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Rex and Stonehenge, known or unknown, with respect to the Contributed Assets, arising from and after the Closing Date, but excluding any such obligations or liabilities arising from, related to or growing out of (a) acts or omissions of the contributing party before Closing, or (b) conditions or circumstances pertaining to the Contributed Assets that existed before Closing, whether or not first asserted after Closing (all of said obligations and liabilities, subject to the exclusions below, being herein referred to as the “Assumed Liabilities”).

2.4 No Assumption of Retained Liabilities. All of the Rex Retained Liabilities and the Stonehenge Retained Liabilities shall remain the sole responsibility of Rex and Stonehenge, respectively, and shall be retained, paid, performed and discharged solely by Rex and Stonehenge, respectively, when and as they become due and payable or performable.

ARTICLE 3

CLOSING

3.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place electronically, concurrently with the initial capital contributions of Rex and Stonehenge pursuant to the terms of the LLC Agreement and Article 2. At the Closing, each Party will execute each of the closing deliveries required by such Party as set forth in Section 3.2 below. Each Party will scan and email copies of the executed documents to the other Party and will transmit one set of the executed original documents to the other Party by Fed-Ex (or comparable carrier). As used herein, the term “Closing Date” means the date upon which the Closing takes place, which shall be December 21, 2009, unless otherwise hereafter agreed by the Parties.

3.2 Closing Deliveries. The following provisions shall be applicable with respect to the Closing:

(a) At Closing, Rex shall:

(i) pay and deliver the Plant Purchase Price to Stonehenge;

(ii) execute and deliver to the Company the Rex Assignment and Assumption Agreement in the form attached hereto as Exhibit B transferring the Rex Contributed Assets to the Company;

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(iii) execute and deliver a completed Certification of Non-Foreign Status in the form attached hereto as Exhibit D;

(iv) execute and deliver to the Company the Pipeline Option Agreement granting the Pipeline Option in favor of the Company in the form attached hereto as Exhibit F; and

(v) execute and deliver to Stonehenge or the Company any and all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Stonehenge or the Company.

(b) At Closing, Stonehenge shall:

(i) execute and deliver to Rex the Partial Plant Assignment, Conveyance and Bill of Sale;

(ii) execute and deliver to the Company the Stonehenge Assignment and Assumption Agreement in the form attached hereto as Exhibit C transferring the Stonehenge Contributed Assets to the Company; and

(iii) execute and deliver to Rex or the Company any and all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Rex or the Company.

(c) At Closing, the Company shall:

(i) execute and deliver to Rex a counterpart to the Rex Assignment and Assumption Agreement;

(ii) execute and deliver to Stonehenge a counterpart to the Stonehenge Assignment and Assumption Agreement;

(iii) execute and deliver to Rex a counterpart to the Pipeline Option Agreement; and

(iv) execute and deliver to Rex or Stonehenge any and all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Rex or Stonehenge.

3.3 Post-Closing Deliveries. As soon as commercially practicable after Rex acquires the Plant Site, Rex and the Company shall enter into the Site Lease substantially in the form attached hereto as Exhibit E leasing the Plant Site to the Company. If Rex is unable to close on the acquisition of the Plant Site within 30 days following the execution hereof, then the Company shall endeavor, for a period of 120 days thereafter, to identify, negotiate upon and acquire an alternate site, acceptable to the Company (“Alternate Site”) and the following provisions shall apply:

(a) During the 120-day period while attempting to acquire an Alternate Site, Rex may continue to attempt to acquire the Plant Site, and if such is acquired within 120 days after the execution hereof, then Rex and the Company shall enter into the Site Lease in the form attached hereto as Exhibit E leasing the Plant Site to the Company.

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(b) If, within the time set forth above, the Plant Site cannot be acquired, but an Alternate Site can be acquired by the Company, under conditions that will permit the Company to perform under the Gas Gathering, Compression and Processing Agreement, of even date herewith (“Processing Agreement”) then the Company shall acquire the Alternate Site.

(c) If the Alternate Site can be acquired, but will require increases in the costs and expenditures to the Company to install the Plant and related facilities, including extensions of pipelines, that will be incurred because of the use of the Alternate Site instead of the Plant Site, then the Company and Rex shall negotiate on modifications to the Processing Agreement to reflect such increased costs. If the parties can agree on those revisions, then the Company will acquire the Alternate Site and the parties will execute an amendment to the Processing Agreement reflecting the agreed upon revisions.

(d) If at the expiration of 150 days following the execution of this Agreement, Rex has not acquired the Plant Site and the Company has not acquired an Alternate Site, in accordance with the terms above, then either Rex or Stonehenge may terminate this Agreement, and upon such termination (i) all Contributed Assets shall be reassigned to the party that contributed them to the Company, (ii) Rex shall assign its undivided 16.3% interest in the Plant back to Stonehenge, and Stonehenge shall refund an amount equal to the Plant Purchase Price to Rex (iii) the parties shall cause the dissolution of the Company, (iv) the Processing Agreement shall be deemed terminated, and (iv) no party shall have any further obligations or liabilities to the other.

3.4 Exercise of Pipeline Option. Upon the election of the Company to purchase the Pipelines pursuant to the terms of the Pipeline Option Agreement, (i) Rex and the Company will enter into the Gas Gathering Agreement attached hereto as Exhibit G and (ii) Rex and the Company will execute the Pipelines Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit H in order to transfer the Pipelines to Company and to cause the Company to assume and agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Rex, known or unknown, with respect to the Pipelines, arising from and after the date of such assignment and assumption agreement, but excluding any such obligations or liabilities arising from, related to or growing out of (a) acts or omissions of Rex before the date of the assignment and assumption agreement, or (b) conditions or circumstances pertaining to the Pipelines that existed before the date of such assignment and assumption agreement, whether or not first asserted after the date of such assignment and assumption agreement. Upon the execution of such Pipelines Assignment and Assumption Agreement, the obligations and liabilities assumed by the Company with respect to the Pipelines will be treated as part of the Assumed Obligations for all purposes under this Agreement and the Pipelines will be treated as Rex Contributed Assets for all purposes under this Agreement.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF REX

Rex hereby represents and warrants to the Company and Stonehenge as follows:

4.1 Organization. Rex is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted.

4.2 Authority. Rex has full and absolute corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated. The execution, delivery and performance of this Agreement by Rex have been duly authorized by all necessary corporate and other action, and no further action is necessary on the part of Rex for Rex to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein.

4.3 Validity and Binding Effect. This Agreement has been executed and delivered on behalf of Rex and constitutes the legal, valid and binding obligation of Rex, enforceable against Rex in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

4.4 Noncontravention. The execution and delivery by Rex of this Agreement does not, and the performance by Rex of its obligations hereunder and the consummation of the transactions contemplated herein will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of (i) the Articles of Incorporation or the Bylaws of Rex, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, agreement or instrument to which Rex is a party or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Rex or any of its properties or assets, except for consents of certain landowners or grants of rights-of-way from certain landowners necessary to authorize Rex to convey or assign to the Company the right to own and maintain certain portions of existing Pipelines leading to one or more existing wells. Rex will make commercially reasonable efforts to obtain all consents or additional rights-of-way necessary to assign the Pipelines to the Company; provided, however, if Rex is unable to obtain any consent or right-of-way necessary to assign a Pipeline to the Company at Closing, then Rex will, following Closing, continue to diligently pursue obtaining those consents at Rex’s expense. Until Rex is able to obtain any such necessary authorization, consent, or waiver, Rex shall retain ownership of the portion of the Pipelines that cannot be assigned to the Company and will (i) cooperate, at Company’s request, in any lawful arrangement designed to provide Company with the economic benefits of, and subject the Company to the economic burdens of, any such portions of the Pipeline, and (ii) enforce, at the request of Company and for the benefit of Company and at Company’s expense, any rights of Rex arising from any non-assignable rights-of-way.

4.5 Absence of Litigation. There is no Claim pending or, to the Knowledge of Rex, threatened against Rex or any of its Affiliates relating to the transactions contemplated by this Agreement or the Pipelines or which, if adversely determined, would reasonably be expected to materially impair the ability of Rex to perform its obligations and agreements under this Agreement and to consummate the transactions contemplated hereby or that would constitute Assumed Liabilities.

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4.6 Compliance with Law. All material filings and notices relating to the Pipelines, or the ownership or operation thereof, required to be made by Rex with all applicable state and federal agencies have been made by or on behalf of Rex. To the Knowledge of Rex, Rex is not in violation of any Law with respect to the Pipelines.

4.7 Title to Pipelines. Rex has good and defensible title to the Pipelines, free and clear of all Encumbrances other than Permitted Encumbrances.

4.8 Condition of Pipelines. To Rex’s Knowledge, the Pipelines are in good operating condition and repair (normal wear and tear excepted), are free from material defects (patent and latent), are suitable for the purposes for which they are currently used and are not in need of material maintenance or repairs except for ordinary routine maintenance and repairs.

4.9 Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Rex who is entitled to receive from the Company or Stonehenge any fee or commission in connection with the transactions contemplated by this Agreement.

4.10 Rights of Way. The Rights of Way include all deeds, leases, easements and rights-of-way of real property necessary for the ownership, occupation and use of the Pipelines and permit the gathering and movement of gas though the Pipelines from any sources of supply. All portions of the Pipelines are located upon lands covered by valid and subsisting Rights of Way. Rex is not currently in default under the terms of any of the Rights of Way, including the payment of any rentals or other payments required to maintain the Rights of Way in force, and no event has occurred which, with the passage of time or giving of notice, or both, would constitute such a default.

4.11 Payments. Rex has settled and paid all surface damages incurred in connection with the installation and construction of the Pipelines. Rex has paid all amounts due in connection with the procurement, installation and construction of the Pipelines.

4.12 Consents and Preferential Rights. Schedule 3, attached hereto, lists all consents required to be obtained by Rex to transfer Rex’s Contributed Assets or the Pipelines to the Company, and except for those, Rex does not require the consent of any third party or Governmental Entity to transfer Rex’s Contributed Assets or the Pipelines to the Company. No person holds any preferential purchase rights with respect to any portion of the Pipelines.

4.13 Taxes and Assessments.

(a) With respect to all Taxes related to the Pipelines, to the Knowledge of Rex, (a) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings (“Tax Returns”) relating to the Pipelines required to be filed by Rex with respect to such Taxes have been timely filed with the appropriate Governmental Entity in all jurisdictions in which such Tax Returns are required to be filed, (b) such Tax Returns are true and correct in all material respects, and (c) all Taxes reported on such Tax Returns have been paid, except those being contested in good faith.

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(b) To the Knowledge of Rex, with respect to all Taxes related to the Pipelines, (i) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any such Tax; (ii) there are no administrative proceedings or lawsuits pending against the Pipelines or Rex by any taxing authority; and (iii) there are no Tax liens on any of the Pipelines except for liens for Taxes not yet due.

4.14 No Contracts. Except (i) as set forth on Schedule 4.14, (ii) for the Rights of Way, and (iii) for contracts with the Company, there are no contracts or agreements affecting the Pipelines that will be binding on the Company following Closing.

4.15 Permits. Rex owns or holds all permits, licenses, variances, exemptions, Orders, franchises and approvals of all Governmental Entities necessary for the lawful ownership and operation of the Pipelines (collectively, the “Rex Permits”). Each Rex Permit is in full force and effect, and Rex is in compliance with all of its obligation with respect thereto. To the Knowledge of Rex, no event has occurred that causes, or upon the giving of notice or the lapse of time or otherwise would cause, revocation or termination of any Rex Permit. All Rex Permits shall be, subject to Permitted Encumbrances, owned or held by Rex at Closing, and except as set forth on Schedule 4, attached hereto, are fully transferrable to Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF STONEHENGE

Stonehenge hereby represents and warrants to the Company and Rex as follows:

5.1 Organization. Stonehenge is a limited partnership validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited partnership power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted.

5.2 Authority. Stonehenge has full and absolute power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Stonehenge has been duly authorized by all necessary partnership and other action, and no further action is necessary on the part of Stonehenge for Stonehenge to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein.

5.3 Validity and Binding Effect. This Agreement has been executed and delivered on behalf of Stonehenge and constitutes the legal, valid and binding obligation of Stonehenge, enforceable against Stonehenge in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

5.4 Noncontravention. The execution and delivery by Stonehenge of this Agreement does not, and the performance by Stonehenge of its obligations hereunder and the consummation of the transactions contemplated herein will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of (i) the

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partnership agreement of Stonehenge, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, agreement or instrument to which Stonehenge is a party or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stonehenge or any of its properties or assets.

5.5 Absence of Litigation. There is no Claim pending or, to the Knowledge of Stonehenge, threatened against Stonehenge or any of its Affiliates relating to the transactions contemplated by this Agreement or the Plant or which, if adversely determined, would reasonably be expected to materially impair the ability of Stonehenge to perform its obligations and agreements under this Agreement and to consummate the transactions contemplated hereby or that would constitute Assumed Liabilities.

5.6 Compliance with Law. All material filings and notices relating to the Plant, or the ownership or operation thereof, required to be made by Stonehenge with all applicable state and federal agencies have been made by or on behalf of Stonehenge. To the Knowledge of Stonehenge, Stonehenge is not in violation of any Law with respect to the Plant.

5.7 Title to the Plant. Stonehenge has good and defensible title to the Plant, free and clear of all Encumbrances other than Permitted Encumbrances.

5.8 Condition of Plant. To Stonehenge’s Knowledge, the Plant is in good operating condition and repair (normal wear and tear excepted), is free from material defects (patent and latent), is suitable for the purposes for which it is currently used and is not in need of material maintenance or repairs except for ordinary routine maintenance and repairs.

5.9 Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Stonehenge who is entitled to receive from the Company or Rex any fee or commission in connection with the transactions contemplated by this Agreement.

5.10 Taxes and Assessments.

(a) With respect to all Taxes related to the Plant, to the Knowledge of Stonehenge, (a) all Tax Returns relating to the Plant required to be filed by Stonehenge with respect to such Taxes have been timely filed with the appropriate Governmental Entity in all jurisdictions in which such Tax Returns are required to be filed, (b) such Tax Returns are true and correct in all material respects, and (c) all Taxes reported on such Tax Returns have been paid, except those being contested in good faith.

(b) To Stonehenge’s Knowledge, with respect to all Taxes related to the Plant, (i) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any such Tax; (ii) there are no administrative proceedings or lawsuits pending against the Plant or Stonehenge by any taxing authority; and (iii) there are no Tax liens on the Plant except for liens for Taxes not yet due.

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ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Rex and Stonehenge as follows:

6.1 Organization. The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted.

6.2 Authority. The Company has full and absolute power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary limited liability company and other action, and no further action is necessary on the part of the Company for the Company to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein.

6.3 Validity and Binding Effect. This Agreement has been executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

6.4 Noncontravention. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated herein will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of (i) the Certificate of Formation or LLC Agreement of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, agreement or instrument to which the Company is a party or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

6.5 Litigation. There is no Claim or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by the Company in connection with the transactions contemplated herein.

ARTICLE 7

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1 Limitation on and Survival of Representations and Warranties.

(a) Rex, Stonehenge, and the Company acknowledge and agree that no representations or warranties have been made by Rex, Stonehenge, or the Company in connection with the transactions contemplated by this Agreement, except for those representations and warranties made in Article 4, Article 5, and Article 6 hereof.

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(b) Subject to paragraph (a) of this Section 7.1, all representations and warranties contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall survive the Closing for a period of 2 years beginning on the Closing Date, except that any representations and warranties with respect to Taxes shall survive until the expiration of the applicable statute of limitations with respect to the underlying Tax claim (including any valid extensions). Such representations and warranties shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the Party in breach or against whom indemnification is sought within such period. All covenants contained in this Agreement or in any agreement or instrument executed in connection herewith shall survive the Closing for the applicable statute of limitations relating thereto. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

7.2 Limitation of Liability. Except with respect to Rex’s obligations for Rex Retained Liabilities and Stonehenge’s obligations for Stonehenge Retained Liabilities, Rex shall not be liable for breach of Rex’s representations or warranties, Stonehenge shall not be liable for breach of Stonehenge’s representations or warranties, and the Company shall not be liable for breach of its representations or warranties unless and until the amount of all Losses caused by such breach exceed $10,000.00 in the aggregate (the “Basket”), in which event the Party seeking recovery for such breach may recover all Losses incurred from the first dollar of such Losses. Under no circumstances shall any Party be liable to the other Party for consequential, incidental, or punitive damages, including damages for lost profits, and this sentence shall survive the Closing.

7.3 Disclaimer of Other Warranties. The express representations and warranties of Rex and Stonehenge contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, or statutory. Except as provided in Article 4 and Article 5, REX AND STONEHENGE HAVE NOT MADE, AND REX AND STONEHENGE HEREBY EXPRESSLY DISCLAIM AND NEGATE, AND EACH PARTY HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (I) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ANY SUCH PARTY BY OR ON BEHALF OF REX OR STONEHENGE, (II) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, (III) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (VI) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (VII) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF REX, STONEHENGE, AND THE COMPANY THAT SUBJECT TO AND WITHOUT LIMITING REX’S AND STONEHENGE’S EXPRESS REPRESENTATION AND WARRANTIES CONTAINED HEREIN, THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE PIPELINES AND THE PLANT ARE TO BE

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CONVEYED TO THE COMPANY IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND THAT REX, STONEHENGE, AND THE COMPANY HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS THE REX, STONEHENGE, AND THE COMPANY DEEM APPROPRIATE. REX, STONEHENGE, AND THE COMPANY AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

ARTICLE 8

POST-CLOSING OBLIGATIONS

8.1 Further Assurances. The Parties agree that from time to time after the Closing Date they shall (i) execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, such further bills of sale, deeds, general conveyances, endorsements, assignments and other good and sufficient instruments of conveyance, transfer, assignment or contribution and such further consents, certifications, affidavits and assurances as a Party may reasonably request in order to vest in the Company all right, title and interest in the Contributed Assets or otherwise to consummate and make effective the transactions contemplated by this Agreement upon the terms and conditions set forth herein and (ii) take, or cause to be taken, all actions and do, or cause to be done, all such things as the a Party may reasonably request in order to put the Company in actual possession of the Contributed Assets or otherwise to accomplish the purposes of this Agreement.

8.2 Pipeline Inspections. The Parties acknowledge that Rex is unable to provide sufficient records and documentation with respect to the construction and installation of the Pipelines, including maximum operating pressures. Accordingly, after Closing, the Company shall undertake pressure tests and other tests and inspections to determine the capabilities and integrity of the Pipelines and that the costs for such tests shall be paid for by Rex. Rex agrees to reimburse the Company for the first $300,000.00 in actual costs of such tests and inspections and any necessary repairs to the Pipelines undertaken as a result of such tests and inspections; provided, however, all actual costs of such tests, inspections and repairs in excess of $300,000.00 shall be paid by the Company and the Company shall not be entitled to reimbursement for such costs in excess of $300,000.00.

8.3 Rights-of-Way. The Parties acknowledge and agree that certain of the Rights-of-Way used for the Pipelines arise pursuant to the terms of oil and gas leases owned by Rex. From and after the Closing, Rex agrees to use commercially reasonable efforts to acquire new rights-of-way (covering the same lands) that are independent from the Rights-of-Way arising pursuant to oil and gas leases owned by Rex. Rex shall use commercially reasonable efforts to ensure that all such new rights-of-way acquired are indefinite in duration and permit the transportation of gas from other lands across such rights-of-way.

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ARTICLE 9

MISCELLANEOUS

9.1 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

9.2 Expenses.

(a) Each of the Parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

(b) The Company shall be solely responsible for all filings and recording of assignments and other documents which transfer any of the Contributed Assets to the Company.

9.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Pennsylvania without regard to the conflicts of law rules thereof.

9.4 Dispute Resolution.

(a) Dispute. Any controversy, claim, deadlock or dispute between or among two or more of the Parties (each, a “Dispute Party”) arising out of, relating to or in connection with this Agreement (a “Dispute”), and that is not otherwise settled by agreement between the Dispute Parties, shall be exclusively and finally resolved pursuant to the provisions and procedures set forth in this Section 9.4. Without limiting the generality of the first sentence of this Section, the following shall be considered Disputes for this purpose: (a) all questions relating to the interpretation or breach of this Agreement, (b) all questions relating to any representations, negotiations and other proceedings leading to the execution of this Agreement and (c) all questions regarding the application of this Section 9.4 and the arbitration provisions contained herein. Notwithstanding the foregoing provisions of this Section 9.4, any legal action for a preliminary injunction or other prejudgment relief will be resolved by the arbitrator appointed in accordance with Section 9.4; provided, that, at any time before the arbitrator has been appointed, any Dispute Party may seek a preliminary injunctive or other prejudgment relief from a Pennsylvania court of competent jurisdiction to the extent necessary to preserve the status quo or to preserve such Dispute Party’s ability to obtain meaningful relief pending the outcome of the arbitration proceeding under this Section 9.4. Any Dispute Party may bring an action in a Pennsylvania court of competent jurisdiction to compel arbitration of any Dispute after the procedure under Section 9.4(b) is exhausted; provided, that to the fullest extent permitted by law, each Dispute Party hereby waives and relinquishes any right to compel the resolution of any substantive issues regarding a Dispute in any court of competent jurisdiction, or to request any other relief from a court of competent jurisdiction except as specifically set forth in this Section 9.4.

(b) Executive Mediation. In the event of any Dispute, upon written request of any Dispute Party, such Dispute shall immediately be referred to one representative of the executive management designated by each Dispute Party in respect of such Dispute who

Contribution Agreement – Page 12

is authorized to settle such Dispute. Such representatives shall promptly meet in a good faith effort to resolve such Dispute. If the representatives designated by the relevant Dispute Parties pursuant to this Section 9.4(b) do not resolve such Dispute within ten (10) days after such written request, such Dispute shall be exclusively and finally resolved by binding arbitration in accordance with the provisions and procedures set forth in Section 9.4(c).

(c) Arbitration. The arbitration shall be administered by the American Arbitration Association, or a successor organization (the “AAA”), under its Commercial Arbitration Rules. The arbitration shall be conducted by a single arbitrator chosen under the AAA’s Commercial Arbitration Rule and such arbitrator shall have at least ten (10) years experience practicing in the oil and gas industry.

(i) The site of arbitration shall be Pittsburgh, Pennsylvania, unless otherwise agreed by the Parties.

(ii) The Dispute Parties shall diligently and expeditiously proceed with arbitration. The arbitrator shall be instructed to render a written decision within forty-five (45) days after the conclusion of the hearing or the filing of such briefs as may be authorized by the arbitrator, subject to any reasonable delay due to unforeseen circumstances. Except to the extent the Dispute Parties’ remedies may be limited by the terms of this Agreement, the arbitrator shall be empowered to award any remedy available under the laws of the State of Pennsylvania including monetary damages and specific performance. The arbitrator shall not have the power to amend or add to this Agreement. The award of the arbitrator shall be in writing with reasons for such award and signed by the arbitrator. Any award rendered shall be final and binding. Judgment rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(iii) The Dispute Parties hereto hereby waive any rights to appeal or to review of such award by any court or tribunal. The Dispute Parties further undertake to carry out without delay the provisions of any arbitral award or decision, and each agrees that any such award or decision may be enforced by any competent tribunal.

(iv) The costs of such arbitration shall be determined by and allocated between the Dispute Parties by the arbitrator in its award. This Section 9.4(c) constitutes an independent contract to arbitrate all disputes between the potential Dispute Parties, including disputes regarding contract formation and whether a Dispute Party is entitled to quasi-contractual or quantum meruit recovery from another Dispute Party. Unless otherwise agreed in writing, the Dispute Parties shall continue to perform their respective obligations hereunder during any arbitration proceeding by the Dispute Parties in accordance with this Section 9.4(c).

9.5 Assignment. This Agreement and each Party’s respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other Parties.

Contribution Agreement – Page 13

9.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally, by messenger or by overnight delivery service (if during normal business hours or the next Business Day, if not during normal business hours), or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission (if during normal business hours or the next Business Day, if not during normal business hours), in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section 9.6.

9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

9.8 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, plus attorneys’ fees or, in the alternative, any other remedy at law or equity.

9.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

9.10 No Third-Party Reliance. No third party is entitled to rely on or enforce any of the representations, warranties and agreements contained in this Agreement, and the Company, Rex, and Stonehenge assume no liability or obligation to any third party because of any reliance on the representations, warranties and agreements of the Company, Rex, or Stonehenge contained in this Agreement.

Contribution Agreement – Page 14

IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the date first above written.

REX: R.E. Gas Development, LLC	STONEHENGE: Stonehenge Energy Resources, L.P.

/s/ Benjamin W. Hulburt	/s/ Charles Wilkinson
Name: Benjamin W. Hulburt Title: President and Chief Executive Officer	Name: Charles Wilkinson Title: President

COMPANY: Keystone Midstream Services, LLC

/s/ Charles Wilkinson
Name: Charles Wilkinson Title: President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC

APPENDIX A

DEFINITIONS

“AAA” is defined in Section 9.4(c).

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

“Agreement” is defined in the introductory paragraph.

“Assumed Liabilities” is defined in Section 2.3.

“Basket” is defined in Section 7.2.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York or Pittsburgh, Pennsylvania, are closed.

“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Company” is defined in the introductory paragraph.

“Contributed Assets” means the Rex Contributed Assets and the Stonehenge Contributed Assets.

“Dispute” is defined in Section 9.4(a).

“Dispute Party” is defined in Section 9.4(a).

“Encumbrance” means any mortgage, pledge, charge, hypothecation, claim, easement, right of purchase, security interest, deed of trust, conditional sales agreement, encumbrance, interest, option, lien, right of first refusal, right of way, defect in title, encroachments or other restriction, whether or not imposed by operation of Law, any voting trust or voting agreement, stockholder agreement or proxy.

“Governmental Entity” means any Federal, state, local or foreign court or governmental agency, authority or instrumentality or regulatory body.

“Knowledge” means the actual knowledge after reasonable investigation of the following individuals: (i) in the case of Rex, Benjamin Hulburt, Tim Beattie, and Melissa Hamsher; and (ii) in the case of Stonehenge Charles Wilkinson, Mike Brinkmeyer, and Gary Davis.

Appendix A – Page 1

“Laws” means all statutes, laws, rules, regulations, Orders, ordinances, writs, injunctions, judgments and decrees of all Governmental Entities, including, without limitation, all laws pertaining to health and safety, and the protection of the environment.

“LLC Agreement” is defined in the Recitals.

“Losses” means Claims, judgments, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees).

“Order” means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Entity.

“Party” is defined in the introductory paragraph.

“Permitted Encumbrances” means (i) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and for which the contributing Party will remain responsible; (ii) mechanics’, carriers’, workers’, repairmen’s, landlord’s and other similar liens imposed by law arising or incurred in the ordinary course of business with respect to charges not yet due and payable and for which the contributing Party will remain responsible; and (iii) such other encumbrances, if any, which were not incurred in connection with the borrowing of money or the advance of credit and which do not materially detract from the value of or interfere with the present use, or any use presently anticipated by the Company, of the property subject thereto or affected thereby, and including without limitation capital leases.

“Pipeline Option” means the right granted to Keystone by Rex, to be exercised at Keystone’s sole election, to purchase the Pipelines for $1.00 on a date that is not more than three years from the Closing Date as such right is set forth in the Pipeline Option Agreement.

“Pipelines” means those certain natural gas gathering pipelines described on Schedule 1 attached hereto and including (i) all Rights of Way, (ii) all of Rex’s equipment, machinery, fixtures and other tangible personal property and improvements used or held for use primarily in connection with the operation of such pipelines, excluding automotive equipment, and (iii) the Rex Permits. The Pipelines do not include Rex’s existing refrigeration plant and all pipelines, fixtures and equipment downstream from such plant, including, but not limited to the Dominion tap site and M/R station.

“Plant” means that certain skid-mounted cryogenic gas processing plant commonly referred to as “Sarsen” and all of Stonehenge’s equipment, machinery, fixtures and other tangible personal property and improvements used or held for use primarily in connection with the operation of such plant, excluding automotive equipment.

“Plant Purchase Price” is defined in Section 1.2.

“Plant Site” means that certain tract of land described on Schedule 2 attached hereto.

“Rex” is defined in the introductory paragraph.

Appendix A – Page 2

“Rex Contributed Assets” means Rex’s 16.3% undivided interest in the Plant acquired pursuant to this Agreement.

“Rex Permits” is defined in Section 4.11.

“Rex Retained Liabilities” means all liabilities and obligations of Rex arising from or relating to the Pipelines, whether such liabilities or obligations relate to payment, performance or otherwise, other than the Assumed Liabilities.

“Rights of Way” means all real property, leases, licenses, rights-of-way, and easements related to the Pipelines or necessary for the location, use, occupancy, maintenance, repair, replacement and removal of the Pipelines, and which are described on Schedule 5.

“Stonehenge” is defined in the introductory paragraph.

“Stonehenge Contributed Assets” means Stonehenge’s 83.7% undivided interest in the Plant.

“Stonehenge Retained Liabilities” means all liabilities and obligations of Stonehenge arising from or relating to the Plant, whether such liabilities or obligations relate to payment, performance or otherwise, other than the Assumed Liabilities.

“Tax Returns” is defined in Section 4.13(a).

“Taxes” means any and all taxes, levies, imposts, duties, assessments and withholdings imposed or required to be collected by or paid over to any Governmental Entity, including any interest, penalties, fines, assessments or additions imposed with respect to the foregoing.

Appendix A – Page 3

Exhibit A

Form of Partial Plant Assignment, Conveyance and Bill of Sale

PARTIAL PLANT ASSIGNMENT, CONVEYANCE AND BILL OF SALE

This PARTIAL PLANT ASSIGNMENT, CONVEYANCE AND BILL OF SALE (“Assignment”) is executed this 21st day of December, 2009, and is from STONEHENGE ENERGY RESOURCES, L.P., a Delaware limited partnership (“Seller”) to R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer each may be referred to in this Assignment individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Pursuant to that certain Contribution Agreement, dated December 21, 2009 (the “Agreement”), by and between Seller, Buyer and Keystone Midstream Services, LLC, Seller has agreed to sell, assign, convey, transfer and deliver the Assets (as defined below) to Buyer, and Buyer has agreed to purchase and acquire such Assets from Seller, all as more fully described in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

ASSIGNMENT

1.1. Assignment. For good and valuable consideration as set forth in the Agreement, the receipt and sufficiency of which each Party hereby acknowledges, Seller hereby grants, transfers, bargains, conveys, and assigns to Buyer a 16.3% undivided interest in and to that certain skid-mounted cryogenic gas processing plant commonly referred to as “Sarsen” and all of Stonehenge’s equipment, machinery, fixtures, and other tangible personal property and improvements used or held for use primarily in connection with the operation of such plant (the “Assets”).

ARTICLE II

MISCELLANEOUS

2.1. Governing Agreement. Although this Assignment reflects the complete and final transfer of the Assets, this Assignment is expressly made subject to the terms and provisions of the Agreement. The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Agreement shall survive the delivery of this Assignment to the extent, and in the manner, set forth in the Agreement. In the event of a conflict between the terms and provisions of this Assignment and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall govern and control.

2.2. Further Assurances. The Parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to more effectively convey, transfer to or vest in Buyer the Assets or to better enable Buyer to realize upon or otherwise enjoy any of the Assets or to carry into effect the intent and purposes of the Agreement and this Assignment.

2.3. Successors and Assigns. The provisions of this Assignment shall bind and inure to the benefit of Seller and Buyer and their respective successors and assigns.

2.4. GOVERNING LAW; JURISDICTION AND VENUE. THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN SELLER AND BUYER HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

2.5. Captions. The captions and article and section numbers in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

2.6. Counterparts. This Assignment may be executed in one or more originals, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank

Signature Page Follows]

This Assignment is executed on the date set forth above, to be effective for all purposes as of the date set forth above.

SELLER: STONEHENGE ENERGY RESOURCES, L.P.		BUYER: R.E. GAS DEVELOPMENT, LLC

By:		By:
Name:	Charles Wilkinson	Name:	Benjamin W. Hulburt
Title:	President	Title:	President and Chief Executive Officer

Exhibit B

Form of Rex Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

(R.E. GAS)

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is executed this 21st day of December, 2009, and is from R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (“Assignor”) to KEYSTONE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee each may be referred to in this Assignment individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Pursuant to that certain Contribution Agreement, dated December __, 2009 (the “Agreement”), by and among Assignor, Assignee and Stonehenge Energy Resources, L.P., Assignor has agreed to assign, convey, transfer and deliver the Assets (as defined below) to Assignee, and Assignee has agreed to acquire such Assets from Assignor and assume the liabilities and obligations with respect thereto, all as more fully described in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

ASSIGNMENT; ASSUMPTION

1.1. Assignment. For good and valuable consideration as set forth in the Agreement, the receipt and sufficiency of which each Party hereby acknowledges, Assignor hereby grants, transfers, bargains, conveys, and assigns to Assignee all of its right, title and interest in and to following assets (the “Assets”):

(a) a 16.3% undivided interest in and to that certain skid-mounted cryogenic gas processing plant commonly referred to as “Sarsen” and the equipment, machinery, fixtures, and other tangible personal property and improvements used or held for use primarily in connection with the operation of such plant.

1.2. Assumption. Assignee hereby assumes and agrees to pay, perform and discharge when due the Assumed Liabilities, as set forth in the Agreement; and, Assignor agrees to pay, perform or discharge the Rex Retained Liabilities, as set forth in the Agreement.

ARTICLE II

MISCELLANEOUS

2.1. Governing Agreement. Although this Assignment reflects the complete and final transfer of the Assets, this Assignment is expressly made subject to the terms and provisions of the Agreement. The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Agreement shall survive the delivery of this Assignment to the extent, and in the manner, set forth in the Agreement. In the event of a conflict between the terms and provisions of this Assignment and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall govern and control.

2.2. Further Assurances. The Parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to more effectively convey, transfer to or vest in Assignee the Assets or to better enable Assignee to realize upon or otherwise enjoy any of the Assets or to carry into effect the intent and purposes of the Agreement and this Assignment.

2.3. Successors and Assigns. The provisions of this Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

2.4. GOVERNING LAW; JURISDICTION AND VENUE. THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN ASSIGNOR AND ASSIGNEE HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

2.5. Exhibits. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits and schedules to instruments on file in the public records are notice of such instruments for all purposes. Unless provided otherwise, all recording references in such exhibits and schedules are to the appropriate records of the counties in which the Assets are located.

2.6. Defined Terms. Any capitalized term not otherwise defined in this Assignment shall have the meaning set forth for such term in the Agreement.

2.7. Captions. The captions and article and section numbers in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

2.8. Counterparts. This Assignment may be executed in one or more originals, but all of which together shall constitute one and the same instrument.

This Assignment is executed on the date set forth above, to be effective for all purposes as of the date set forth above.

ASSIGNOR: R.E. GAS DEVELOPMENT, LLC		ASSIGNEE: KEYSTONE MIDSTREAM SERVICES, LLC

By:		By:
Name:	Benjamin W. Hulburt	Name:	Charles Wilkinson
Title:	President and Chief Executive Officer	Title:	President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC

Exhibit C

Form of Stonehenge Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

(STONEHENGE)

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is executed this 21st day of December, 2009, and is from STONEHENGE ENERGY RESOURCES, L.P., a Delaware limited partnership (“Assignor”) to KEYSTONE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee each may be referred to in this Assignment individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Pursuant to that certain Contribution Agreement, dated December 21, 2009 (the “Agreement”), by and between Assignor, Assignee and R.E. Gas Development, LLC, Assignor has agreed to assign, convey, transfer and deliver the Assets (as defined below) to Assignee, and Assignee has agreed to acquire such Assets from Assignor and assume the liabilities and obligations with respect thereto, all as more fully described in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

ASSIGNMENT; ASSUMPTION

1.1. Assignment. For good and valuable consideration as set forth in the Agreement, the receipt and sufficiency of which each Party hereby acknowledges, Assignor hereby grants, transfers, bargains, conveys, and assigns to Assignee all of its right, title and interest in and to that certain skid-mounted cryogenic gas processing plant commonly referred to as “Sarsen” and the equipment, machinery, fixtures, and other tangible personal property and improvements used or held for use primarily in connection with the operation of such plant (the “Assets”).

1.2. Assumption. Assignee hereby assumes and agrees to pay, perform and discharge when due the Assumed Liabilities, as set forth in the Agreement; and, Assignor agrees to pay, perform or discharge the Stonehenge Retained Liabilities, as set forth in the Agreement.

ARTICLE II

MISCELLANEOUS

2.1. Governing Agreement. Although this Assignment reflects the complete and final transfer of the Assets, this Assignment is expressly made subject to the terms and provisions of the Agreement. The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Agreement shall survive the delivery of this Assignment to the extent, and in the manner, set forth in the Agreement. In the event of a conflict between the terms and provisions of this Assignment and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall govern and control.

2.2. Further Assurances. The Parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to more effectively convey, transfer to or vest in Assignee the Assets or to better enable Assignee to realize upon or otherwise enjoy any of the Assets or to carry into effect the intent and purposes of the Agreement and this Assignment.

2.3. Successors and Assigns. The provisions of this Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

2.4. GOVERNING LAW; JURISDICTION AND VENUE. THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN ASSIGNOR AND ASSIGNEE HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

2.5. Exhibits. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits and schedules to instruments on file in the public records are notice of such instruments for all purposes. Unless provided otherwise, all recording references in such exhibits and schedules are to the appropriate records of the counties in which the Assets are located.

2.6. Defined Terms. Any capitalized term not otherwise defined in this Assignment shall have the meaning set forth for such term in the Agreement.

2.7. Captions. The captions and article and section numbers in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

2.8. Counterparts. This Assignment may be executed in one or more originals, but all of which together shall constitute one and the same instrument.

This Assignment is executed on the date set forth above, to be effective for all purposes as of the date set forth above.

ASSIGNOR: STONEHENGE ENERGY RESOURCES, L.P.		ASSIGNEE: KEYSTONE MIDSTREAM SERVICES, LLC

By:		By:
Name:	Charles Wilkinson	Name:	Charles Wilkinson
Title:	President	Title:	President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC

Exhibit D

Form of Certificate of Non-Foreign Status

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property, rather than the disregarded entity. R.E. Gas Development, LLC, a Delaware limited liability company (“Seller”) is a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii). The sole member of Seller is Rex Energy Corporation (hereinafter “Transferor”) which has elected to be treated as a corporation for U.S. tax purposes. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor through Seller, the undersigned hereby certifies under penalties of perjury the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations) nor a nonresident alien for U.S. income tax purposes;

2.	Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	Transferor’s U.S. employer identification number is 20-8814402; and

4.	Transferor’s office address is 476 Rolling Ride Drive, Suite 300, State College, Pennsylvania 16801.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Rex Energy Corporation, a Delaware corporation

By:		Date: December 21, 2009
Name: Benjamin W. Hulburt Title: President and Chief Executive Officer

THE STATE OF PENNSYLVANIA		§
§
COUNTY OF CENTRE	§

This instrument was acknowledged before me on the 21st day of December, 2009 by Benjamin W. Hulburt, the President and Chief Executive Officer of Rex Energy Corporation, a Delaware corporation, on behalf of said corporation.

Notary Public, State of Pennsylvania

Exhibit E

Form of Site Lease

SITE LEASE AGREEMENT

THIS SITE LEASE AGREEMENT (“Lease”) is made and entered into as of the __ day of __________________, 20__, (the “Commencement Date”) by and between R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”), and KEYSTONE MIDSTREAM SERVICES, LLC, a _______________ limited liability company (“Tenant”).

WINTESSETH:

WHEREAS, Landlord owns certain land located in Forward Township and Connoquennessing Township, Butler County, Pennsylvania and commonly known as Parcel 2 in the Magill Plan of Lots recorded in the Office of the Butler County Recorder at Instrument Number ________________ (the “Property”);

WHEREAS, Tenant desires to lease a portion of the Property as more fully described in Section 1 hereto (the “Premises”) and Landlord desires to lease the Premises to Tenant, all in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

1.	PREMISES, ACCEPTANCE AND TERM

(a) Lease of the Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises, as follows:

(i) Phase I Space. From the Commencement Date, the Premises shall consist of approximately 19.58 acres of the Property, as depicted on Exhibit A attached hereto, together with the southern one half portion of the Control Building, as shown on Exhibit B attached hereto (the “Phase I Space”). The term the “Control Building” means that certain building located on the Property, as shown on Exhibit A attached hereto.

(ii) Phase II Space. From and after the Phase II Commencement Date (defined in Section 1 (c)(ii) below), the Premises shall consist of the Phase I Space plus approximately 1.23 acres of the Property, as depicted on Exhibit A attached hereto, together with the northern one half portion of the Control Building, as shown on Exhibit B attached hereto (the “Phase II Space”).

(b) Acceptance. Tenant has inspected the Premises and is fully familiar with the physical condition thereof. Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use and the Landlord shall not be liable for any latent or patent defect therein. Tenant further acknowledges and agrees that the Premises will be delivered “As Is,” and that the Landlord is not obligated to make any modification thereto. Tenant shall cause that certain proposed gravel road, as shown on Exhibit A attached hereto (the “Gravel Road”), to be constructed, subject to obtaining Landlord’s prior written consent to the construction contract and cost for such work. Landlord and Tenant shall equally share in the cost of the construction of the Gravel Road; provided, that Landlord’s share shall not exceed 50% of the cost set forth in the construction contract to which Landlord has provided its consent. Within thirty (30) days of receipt of an invoice from Tenant, Landlord shall reimburse Tenant for Landlord’s one-half share thereof.

(c) Term and Rent Commencement Date. Subject to the terms herein stated, the term of this Lease shall begin on the Commencement Date and end on the Termination Date (the “Term”), as further set forth below:

(i) Phase I Term. Tenant’s lease of the Phase I Space shall commence on the Commencement Date.

(ii) Phase II Term. Tenant’s lease of the Phase II Space shall commence ninety (90) days after the Gas Processing Plant is operational (the “Phase II Commencement Date”). Upon the request of either party, Landlord and Tenant shall execute a confirmation of the Phase II Commencement Date.

(iii) Termination Date. This Lease shall be terminated upon the earlier of (x) the termination of that certain Gas Gathering, Compression and Processing Agreement dated December __, 2009, by and between Landlord and Tenant (“Gas Gathering, Compression and Processing Agreement”); or (y) the date upon which this Lease is terminated pursuant to Section 7 hereof (the “Termination Date”).

In no event shall the Lease extend beyond the Term, except that Tenant shall have the right to access to the Premises for an additional six months (6) months after the Termination Date for purposes of removing the Gas Processing Plant (as hereinafter defined) and restoring the Premises in accordance with Section 10(b) herein (the “Removal Period”). During the Removal Period, Tenant shall be bound by and fully perform its obligations under Sections 4, 5(b), 5(c) and 6 herein. The provision of this Section shall survive the termination or expiration of this Lease.

(d) Access/Use.

Use. The Premises shall be used solely for the operation of a skid-mounted cryogenic gas processing plant (commonly known as the Sarsen gas processing plant), including any modifications, expansions or replacements of such skid-mounted cryogenic gas processing plant, together with all buildings, structures and other improvements now or hereafter erected (to the extent permitted in accordance with the provisions of this Lease) on, over or under the Premises and related to such gas processing plant, including any and all walkway and road improvements, parking areas and facilities, landscaping improvements of whatever nature, utility lines, natural gas pipelines, and the appurtenances to all of the foregoing (collectively, the “Gas Processing Plant”).

(iv) Tenant’s Rights of Access. Tenant shall have the right of vehicular access to and from the Premises and Prospect Road via the existing roadways located within the Premises and over the Gravel Road. Tenant shall have the right to utilize any and all existing utility lines, pipelines, water wells, and sewage and other facilities located on the Property serving the Premises. The Premises and Tenant’s right of access are subject to any and all rights-of-way, easements, restrictions, reservations, exceptions, rights, agreements and any other matters of either public record or which would be apparent upon an accurate survey or inspection of the Premises and Property.

(v) Landlord’s Right of Access. From and after the Phase II Commencement Date, (x) Landlord shall have the right to access the Premises for a period of six (6) months for purposes of removing the refrigeration plant located within the Phase II Space, and all personalty and fixtures associated therewith; and (y) in addition to Landlord’s rights of access set forth in Section 9(c) hereof, Landlord shall have the right to access the tap site and M&R station, as depicted on Exhibit A attached hereto, over and through the Premises.

(vi) Common Areas. Prior to the Phase II Commencement Date, Tenant shall have the non-exclusive right to use the areas of the Control Building that are not included in the Premises but are reasonably necessary for Tenant’s access to the Control Building (the “Common Areas”); provided, however, that Tenant’s use of such Common Areas shall be in common with Landlord or its designees and subject to such reasonable rules and regulations governing the use as Landlord may from time to time prescribe, including, without limitation, regulations relating to the security of the Control Building.

2.	RENT

(a) Rent for the Premises.

(i) Phase I Rent. Tenant shall pay to Landlord, commencing on the Commencement Date (“Rent Commencement Date”), for and until the Termination Date, the sum of [REDACTED]* per annum (the “Phase I Rent”), payable in equal monthly installments of [REDACTED]*.

(ii) Phase II Rent Tenant shall pay to Landlord, commencing on the Phase II Commencement Date, for and until the Termination Date, Phase I Rent plus the sum of [REDACTED]* per annum (the “Phase II Rent”), payable in equal monthly installments of [REDACTED]*, for a total annual rent of [REDACTED]*, payable in equal monthly installments of [REDACTED]*. The term “Rent” shall collectively refer to Phase I Rent and Phase II Rent.

(iii) Each installment of Rent shall be paid monthly by Tenant to Landlord without any prior notice, demand or set-off, on the first day of each month during the Term. Any payment for a portion of a month shall be pro-rated based upon a thirty (30) day month.

(b) Place of Payment. Unless and until notified otherwise by Landlord, all Rent payments and all other amounts payable to Landlord hereunder shall be paid by check mailed or delivered to Landlord at its address for Notices as set forth in Section 11(a) hereof.

3.	UTILITIES, TAXES AND ASSESSMENT

(a) Payment. Landlord shall pay all taxes and assessments relating to the Property; provided, however that Tenant shall pay all taxes (real and personal) and assessments allocable to the Premises and the Gas Processing Plant, and Tenant shall reimburse Landlord for that portion of taxes and assessments on the Property which are attributable to the Premises and the Gas Processing Plant; such reimbursement to occur within fifteen (15) days of receipt by Tenant of an invoice from Landlord therefor. In the event such Gas Processing Plant Premises and the Gas Processing Plant are not separately assessed, the amount of the taxes and assessments allocable to the Premises and the Gas Processing Plant shall be determined based upon the relative fair market value of the Premises and the Gas Processing Plant, on the one hand, and the total the fair market value of the property assessed, on the other hand (all such taxes and assessments for which Tenant is responsible under this Section 3(a) are hereinafter collectively referred to as “Impositions”).

(b) Exceptions. Nothing contained in this Lease shall be deemed or construed to require Tenant to pay or discharge: (i) any tax upon the income or profits of Landlord; or (ii) any franchise, gross receipts, revenue, inheritance or estate taxes, income or profit, gift or payroll taxes which may be levied against the estate or interest of Landlord, however such taxes may be designated, even though such taxes may become a lien against the Property.

(c) Right to Contest. Tenant may, if it shall desire, at its sole cost and expense, contest the validity or amount of any Imposition, in whole or in part, by an appropriate proceeding diligently conducted in good faith. Tenant shall only conduct such a contest after payment of the challenged Imposition unless Tenant shall give Landlord prior notice to the effect that, under the applicable law, the payment of such Imposition would, in the opinion of Tenant’s counsel (and if the law thus provides), prejudice or render moot Tenant’s contest, and in such case the claimed excess shall be deposited by Tenant in an interest-bearing account until it must be paid to avoid penalties or other adverse effects, in which event Tenant shall use such funds to pay the Imposition.

(d) Taxes on Personalty. Tenant shall pay or cause to be paid all property taxes on the fixtures, furniture and other personal property of Tenant.

(e) Utilities and Utility Charges. Tenant shall be solely responsible for installing, and arranging for and maintaining satisfactory utility lines and services to and for the operation of the Gas Processing Plant, and Tenant shall pay promptly all deposits, rents, costs, tap-in fees and other charges and fees for water service, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services, and any and all other utility services desired, rendered or supplied to or in connection with the Premises and the Gas Processing Plant, provided, that, prior to the Phase II Commencement Date, Tenant shall pay for the cost of all of the utilities serving the Premises and Gas Processing Plant, including its proportionate share of the cost of utilities servicing the Control Building as such share is calculated by Landlord using reasonable allocation methodologies. Tenant shall, at its sole cost and expense, procure and keep in effect all necessary permits, licenses and other authorizations required by any federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction (“Governmental Authority”) for the lawful and proper installation and maintenance of the wires, pipes, shafts, ducts, conduits, tubes and other equipment and appliances for use in supplying any such services in connection with the operation of the Gas Processing Plant.

4.	COMPLIANCE WITH LAWS

(a) Compliance with Laws and Private Restrictions. Tenant, at its sole cost and expense, shall comply in all material respects with and cause the Premises to conform in all material respects to all present or future requirements, administrative and judicial orders, laws, statutes, ordinances, rules or regulations (collectively, “Laws”) of any Governmental Authority pertaining to Tenant’s use thereof, including the making of necessary repairs, replacements, restorations, alterations and additions. Tenant shall also procure, pay for and maintain all permits, licenses, approvals and other authorizations necessary for the lawful use, operation, occupancy and maintenance of the Premises, or any part thereof, in accordance with the terms of this Lease.

(b) Covenants and Restrictions. Tenant shall not use, occupy or improve the Premises, or permit the Premises or any part thereof to be used, occupied or improved, so as to (i) violate any terms, conditions or covenants of any recorded plats, easements, restrictions, covenants or agreements affecting the Property or of any documents of which Tenant has knowledge (“Private Restrictions”), or (ii) cause waste to the Property. In addition, Tenant shall at all times comply with all affirmative obligations, if any, imposed on the owner of the Property by any Private Restrictions or public laws. Landlord shall not voluntarily enter into any Private Restrictions after the Effective Date without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.	ALTERATIONS, REPAIRS, CONSTRUCTION STANDARDS AND LIENS

(a) Alterations, Repair and Maintenance. Tenant, at its sole cost and expense, shall keep the Premises and the Gas Processing Plant in good condition, reasonable wear and tear excepted. Tenant shall, with all reasonable promptness, make all repairs, replacements and renewals, including (i) all structural repairs, necessary to maintain the same in good order and repair and (ii) the initial earth moving and soil testing necessary to ready the Phase I Space for construction and installation of the Gas Processing Plant. In addition, Tenant will repair and maintain the Gravel Road. Landlord and Tenant shall equally share in the reasonable and actual cost of the maintenance and repair of the Gravel Road. Within thirty (30) days of receipt of an invoice from Tenant, Landlord shall reimburse Tenant for Landlord’s one-half share thereof.

(b) Construction Work. Tenant, at its sole cost and expense shall have the right to install equipment and fixtures in the Gas Processing Plant and to make any additions, alterations, changes and replacements (whether structural or non-structural) in or to the Phase I Space and/or Phase II Space (collectively, the “Construction Work”). in all cases subject to the following:

(i) Permits and Authorizations. No Construction Work shall be undertaken until all permits and authorizations of all Governmental Authorities required in connection with the Construction Work shall have been obtained by Tenant, at Tenant’s sole cost and expense.

(ii) Landlord Cooperation. Landlord shall promptly execute, deliver and file any and all instruments and documents required to be obtained by or in the name of Landlord to facilitate and effect any permits for Construction Work. Landlord shall also grant or consent to (i) additional utility easements over, upon, across and through the Property or any part thereof as and when requested by Tenant from time to time, and any amendments or modifications thereto, and (ii) reciprocal easement, operation and construction agreements, and any amendments or modifications thereto, provided that in each instance the same (1) does not extend beyond the scheduled expiration of the Term, (2) does not impose upon Landlord any obligation in personam, (3) does not permit or authorize any construction or other act or thing which is inconsistent with or would violate any provision of this Lease, and (4) does not unreasonably interfere with Landlord’s use and development of its Property (exclusive of the Premises) and is in a location approved by Landlord in its reasonable discretion.

(c) Mechanic’s Liens. All persons are hereby placed on notice that the interest of the Landlord in the Premises shall not be subject to liens for improvements made by or for the Tenant, and that the Tenant has no right, power or authority to subject the Premises or any part thereof, or the Landlord’s interest therein, to any mechanics’, laborers’, materialmen’s or similar liens provided for in present or future law. Tenant shall indemnify the Landlord against and hold the Landlord harmless from all costs, claims, damages or actions resulting from the filing, enforcement or existence of any such liens, such obligation to survive the expiration or termination of this Lease.

6.	INDEMNIFICATION; INSURANCE AND DESTRUCTION OF PREMISES

(a) Indemnity.

(i) General Indemnification - Tenant. Tenant shall indemnify, defend, and hold Landlord and Landlord’s affiliates, shareholders, directors, officers, employees, agents and contractors, and their respective heirs, personal representatives, successors and assigns (collectively, “Landlord Indemnitees”) harmless from and against all damages, losses, penalties, fines and expenses suffered or paid as a result of any and all claims, demands, suits, causes of action, proceedings, judgments, administrative and judicial orders and liabilities (including reasonable counsel fees incurred in litigation or otherwise) (collectively, “Claims”) assessed, incurred or sustained by or against any Landlord Indemnitee with respect to or arising out of or on account of (i) any breach by Tenant or any of Tenant’s members, managers, officers, employees, agents or contractors (collectively, “Tenant Parties”) of Tenant’s warranties, representations, covenants or agreements hereunder, or (ii) any personal injury, including death of any person, or property damage, sustained by any person or entity where such injury, death or damage is caused or alleged to have been caused, in whole or in part, by the acts or omissions of the any Tenant Party, or (iii) any violation of any Law by any Tenant Party.

(ii) General Indemnification - Landlord. Landlord shall indemnify, defend, and hold Tenant and Tenant’s affiliates, shareholders, directors, officers, employees, agents and contractors, and their respective heirs, personal representatives, successors and assigns (collectively, “Tenant Indemnitees”) harmless from and against all Claims assessed, incurred or sustained by or against any Tenant Indemnitee with respect to or arising out of or on account of (i) any breach by Landlord or any of Landlord’s members, managers, officers, employees, agents or contractors (collectively, “Landlord Parties”) of Landlord’s warranties, representations, covenants or agreements hereunder, or (ii) any personal injury, including death of any person, or property damage, sustained by any person or entity where such injury, death or damage is caused or alleged to have been caused, in whole or in part, by the acts or omissions of the any Landlord Party, or (iii) any violation of any Law by any Landlord Party.

(iii) Environmental Hazards.

(1) For the purpose of this Section 6(a)(iii), the term “Environmental Liabilities” means the presence or existence in, on, or under the Property, the Premises or any adjoining property owned by Landlord (including, without limitation, the surface or ground water on or under any such property) of any Hazardous Substance (as defined below), or any environmental condition which poses a substantial present or potential hazard to human health or the environment, or which is subject to regulation under any federal, state or local environmental law, regulation, rule or ordinance, whether such substance or condition exists or is being discovered before or after the date of this Lease.

(2) In addition to any obligations of Tenant provided for herein, Tenant shall defend, indemnify and hold harmless Landlord and the other Landlord Indemnitees from and against any and all Claims arising out of claims, suits, causes of action, awards of damages (including natural resource damages), orders (including cease and desist, compliance and clean-up orders, remedial actions or corrective or preventative actions, whether sought or issued by judicial or administrative bodies or through public or private action), either at law or in equity (including strict liability), relating to Environmental Liabilities which caused or are alleged to have caused personal injury of any type to any Person (including any Tenant Party) or damage of any type to any property (including, without limitation, the expense of clean-up or other corrective or preventative action at or remediation of the Property or lands or water adjacent thereto) to the extent that such personal injury or property damage is caused Tenant or any other Tenant Parties.

(3) As used herein, “Hazardous Substances” shall mean any material or substance deemed to be harmful to health or the environment by any law, rule regulation or guidance document, or any material regulated from time to time as a toxic or hazardous waste or substance under any federal, state or local Law, including, without limitation, any material or substance containing any of the hazardous characteristics or constituents set forth in 40 C.F.R. Sec. 261.30 et seq., as replaced or amended, listed as a hazardous waste pursuant to 40 C.F.R. Sec. 261.30 et seq., as replaced or amended, defined as a “hazardous substance” or a “pollutant” or a “contaminant” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. C. Sec. 9601 et seq., as amended or replaced (“CERCLA”), or any state or local statute with similar provisions, defined as a toxic or hazardous waste in the Solid Waste Disposal Act, 42 U.S.C. Sec. 6901 et seq., as replaced or amended, or defined as a hazardous substance under any applicable Pennsylvania Law, or asbestos, polychlorinated biphenyls or petroleum products.

(b) Obligations of the Indemnitor and Indemnitee. Any Landlord Indemnitee or Tenant Indemnitee (collectively, the “Indemnitee”) that proposes to assert the right to be indemnified under this Section 6 with respect to any claim, action, suit or proceeding shall, promptly after receipt of notice of any such claim or commencement of any such action, suit or proceeding, notify Tenant/Landlord (for purposes of this Section 6, the “Indemnitor”) in writing of the assertion of such claim or commencement of such action, suit or proceeding, enclosing copies of all applicable papers received; provided, however, that the failure to so notify the Indemnitor shall not relieve a party from any obligation to indemnify under this Section 6 except to the extent the Indemnitor is actually materially disadvantaged by such failure to give notice. The Indemnitor shall have the right and obligation to assume the defense of any claim, action, suit or proceeding with respect to which indemnification is being sought under this Section 6 with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the sole expense of the Indemnitee; provided, however, that if the Indemnitee reasonably concludes that there are legal defenses available to it that are different from or inconsistent with the defenses available to the Indemnitor and which Indemnitor refuses to assert on Indemnitee’s behalf after request is made by Indemnitee, then Indemnitee’s separate counsel may participate in the defense of the action at the Indemnitor’s expense. The Indemnitor shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnitee shall cooperate with the Indemnitor in the defense of any such claim, action, suite or proceeding to the extent reasonably requested by the Indemnitor, and shall provide all information, evidence, assistance and authority necessary to enable the indemnitor to conduct a proper defense. Both parties shall make witnesses available and to provide any reasonably requested technical assistance to the other party to pursue or defend any litigation against third parties arising out of or relating to this Lease, whether or not the party upon which such request is made is a party to such litigation.

(c) Failure to Defend Action. Should a Indemnitee be entitled to indemnification under Section 6(a) hereof as a result of a claim by a third party and, after the Indemnitee has complied with the provisions of Section 6(b), the Indemnitor fails to assume the defense of such claim, the Indemnitee shall, at the expense of the Indemnitor, contest or settle such claim.

(d) Survival of Indemnity. The provisions of this Section 6(a) through (c) shall survive the termination or expiration of this Lease.

(e) Tenant’s Insurance. At all times during the Term and the Removal Period, Tenant shall keep in effect a comprehensive automobile liability insurance policy in an amount of not less than One Million Dollars ($1,000,000), a broad form comprehensive coverage policy or policies of public liability insurance in an amount of not less than One Million Dollars ($1,000,000) (combined single limit), an umbrella/excess liability policy of insurance in an amount not less than Five Million Dollars ($5,000,000), and a policy of workmen’s compensation/employer’s liability insurance in an amount not less than One Hundred Thousand Dollars ($100,000), which shall provide coverage for third-party liabilities, including the cost of legal defense, arising from Tenant’s operations and Tenant’s use and tenancy of the Premises or permitted access over and through the Property. Tenant’s insurance policy or policies shall name Landlord as an additional insured. Certificates of insurance evidencing the required coverage shall be provided to Landlord on even date herewith and upon request at any time and from time to time thereafter. The insurance policies provided pursuant to this Section 6(e) shall provide that the insurer shall give Landlord notice of cancellation or failure to renew such policies at least thirty (30) days in advance of such cancellation or failure to renew.

(f) Landlord’s Insurance; Waiver of Subrogation. Landlord shall relieve Tenant of all liability for loss or damage to Landlord’s property, including loss of use and/or any deductibles thereof, whether real or personal, and whether due to any act of commission or omission of Tenant, caused by fire and/or the other perils covered by insurance Landlord may obtain. Landlord’s property coverage will be in the minimum amount of $1,000,000 and will be endorsed to allow for Landlord’s waiver of subrogation as noted herein if the policy does not automatically allow Landlord to waive subrogation.

(g) Tenant’s Waiver of Subrogation. Tenant shall relieve Landlord of all liability for loss or damage to Tenant’s property, including loss of use and/or any deductibles thereof, whether real or personal, and whether due to any act of commission or omission of Landlord, caused by fire and/or the other perils covered by the insurance Tenant is required to obtain in accordance with the terms of this Lease. Tenant’s property coverage will be endorsed to allow for Tenant’s waiver of subrogation as noted herein if the policy does not automatically allow Tenant to waive subrogation.

(h) Casualty. If the Premises or the Gas Processing Plant are materially damaged by fire or any other cause, Tenant may terminate this Lease as of the date of such damage by notice to Landlord within thirty (30) days after the date of such damage. If the Premises or the Gas Processing Plant are not materially damaged or if either are materially damaged, but Tenant does not elect to terminate this Lease, then such damage shall be promptly repaired at the sole cost and expense of Tenant. Until such repairs and restoration are completed, Rent shall continue to be due and Tenant shall not receive any abatement thereof.

(i) Force Majeure. If either party is rendered wholly or partially unable to perform its obligations under this Lease because of a Force Majeure (as hereinafter defined) event, that party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected, provided that:

(i) the non-performing party, as soon as possible after the occurrence of the inability to perform due to a Force Majeure event, provides written notice to the other party of the particulars of the occurrence, including an estimation of its expected duration and probable impact on the performance of its obligations hereunder, and continues to furnish timely regular reports with respect thereto during the period of Force Majeure;

(ii) the non-performing party shall exercise all reasonable efforts to continue to perform its obligations hereunder and to remedy its inability to so perform;

(iii) the non-performing party shall provide the other party with prompt notice of the cessation of the event of Force Majeure giving rise to the excuse from performance; and

(iv) no obligation of either party that arose prior to the occurrence of the event of Force Majeure shall be excused as a result of such occurrence.

The burden of proof as to whether an event of Force Majeure has occurred shall be upon the party claiming an event of Force Majeure.

Notwithstanding anything to the contrary contained herein, Tenant shall not be excused (due to an event of Force Majeure) from paying any installment of Rent when due.

As used herein, “Force Majeure” shall mean any cause or causes which wholly or partly prevent or delay the performance of obligations arising under this Lease and which are not reasonably within the control of the non-performing party, and shall include, without limitation, an act of God or terrorism, nuclear emergency, explosion, fire, epidemic, landslide, lightning, earthquake, flood or similar cataclysmic occurrence, an act of the public enemy, war, blockage, embargo, insurrection, riot, civil disturbance, strike, labor dispute, lockout or other labor disturbance, restrictions or restraints imposed by Law, whether federal, state or local.

7.	DEFAULTS, REMEDIES AND SELF-HELP

(a) Events of Default.

(i) Tenant. Tenant shall be in default hereunder in the event that Tenant (1) shall fail to pay any sums due Landlord hereunder on the due date for such payment, which failure continues for a period of ten (10) days after written notice of such non-payment; (2) shall fail to perform any obligation under this Lease (other than as set forth in subsection (1) of this Section 7(a)(i)), and such failure continues for a period of thirty (30) days after written notice of such non-performance (except when the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance, then Tenant shall not be deemed in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion); (3) shall be adjudicated a bankrupt; (4) shall file or have filed against it a petition in bankruptcy, reorganization or similar proceedings under the bankruptcy laws of the United States; (5) shall have a receiver, permanent or temporary, appointed by a court of competent authority for it or on its behalf; (6) shall request the appointment of a receiver; (7) shall make a general assignment for the benefit of creditors; (8) shall have its bank accounts, property or receivables attached and such attachment proceedings are not dismissed within a sixty (60) day period; or (9) shall dissolve or liquidate.

(ii) Landlord. Landlord shall be in default hereunder in the event that Landlord fails to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this Lease required to be done, observed, kept or performed by Landlord, within thirty (30) days after written notice by Tenant to Landlord of said failure (except when the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

(b) Landlord Remedies. Upon the occurrence of any one or more of the defaults specified in Section 7(a), Landlord, without notice to Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

(i) Cure. Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform beyond any applicable grace or cure periods and of which Landlord shall have given Tenant notice (except in an emergency situation in which no notice is required), the cost of which performance by Landlord, together with interest thereon at the annual floating rate of interest equal to four (4) percentage points in excess of the prime rate of interest as announced from time to time by Bank of America or its successor from the date of such expenditure, shall be deemed rent and shall be payable by Tenant to Landlord;

(ii) Terminate. Elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate Tenant’s possessory rights and all other rights of Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and

(iii) Other Remedies. Exercise any other legal and/or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

(c) Tenant Remedies. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of the Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice Tenant shall not have any remedy or cause of action by reason thereof.

(d) In any action to enforce the provisions of this Lease, the prevailing party shall be entitled to an order directing the other party to pay all costs, expenses and reasonable attorneys’ fees that may be incurred or paid by the prevailing party in successfully enforcing or recovering upon the covenants and agreements in this Lease.

8.	CONDEMNATION

(a) Participation in Condemnation. In the event that the Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right (any such matters being hereinafter referred to as a “Taking”), Landlord and Tenant shall have the right to participate in any such condemnation proceedings or agreement for the purpose of permitting each to protect its respective interest hereunder. Each party so participating shall pay its own fees and expenses in connection therewith.

(b) Entire Taking. If any time during the Term there shall be a Taking of the whole of the Premises, this Lease shall terminate on the date of such Taking and the Rent shall be apportioned and paid to the date of such Taking. If at any time during the Term there shall be a Taking of a material portion of the Premises, then Tenant shall have the right to terminate this Lease as of the date of such Taking and the Rent shall be apportioned and paid as of the date of such Taking. For the purpose of this Article, a “material portion of the Premises” shall be deemed to have been taken if (i) in the judgment of Landlord and Tenant, reasonably exercised, it will no longer be economically feasible to continue to operate the Premises for the purpose permitted by Section 1(d) hereof, or (ii) loss of direct access to or from the Premises has occurred.

(c) Award for Entire Taking. Except as otherwise herein expressly provided, in the event all or substantially all of the Premises is taken by eminent domain, or sale in lieu thereof, and this Lease terminates, Landlord and Tenant shall each retain their respective right to seek damages from the condemning authority for loss by each in the fair market value of its interest in the Premises and the Gas Processing Plant thereon, respectively, and shall cooperate in any legal proceeding required to recover such damages.

(d) Award for Partial Taking. If there is a Taking of less than the whole of the Premises that does not result in a termination of this Lease as provided in Section 8(b) hereof, this Lease shall continue after any such Taking and shall remain unaffected except:

(i) Rent Reduction. The Rent shall be reduced by an amount which bears the same proportion to the annual Rent immediately prior to the partial Taking as the value of the part of the Premises so taken shall bear to the value of the whole Premises immediately prior to such Taking. If the parties do not agree within fifteen (15) days after such taking, upon the amount of such reduction, each party shall select one appraiser (each appraiser to be MAI certified) within ten (10) days thereafter, the two (2) appraisers shall select a third appraiser (having an MAI certification) and the three (3) appraisers shall collectively determine the rental values, as described above, within thirty (30) days thereafter, and such decision shall be conclusively binding upon the parties.

(ii) Payment to Tenant. The damages to which Tenant is entitled shall be paid to Tenant promptly upon receipt by the parties, subject to the rights of any mortgagees.

9.	ASSIGNMENT, SUBLETTING AND ATTORNMENT

(a) Assignment by Tenant. Tenant shall not assign, sublease, mortgage or otherwise transfer (by operation of law or otherwise) the Premises or any part thereof without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.

(b) Rights of Landlord.

(i) Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord’s right to convey its interest in the Premises, subject to this Lease, or to assign its interest in this Lease, or to assign from time to time all or any part of the Rent at any time paid or payable hereunder by Tenant to a transferee designated by Landlord by notice to Tenant, and in any such case Tenant shall pay the Rent herein provided for, or the portion thereof so assigned, subject to the provisions of this Lease, to Landlord’s designee at the address set forth in any such notice.

(ii) In the event of any such sale or transfer, Tenant and Landlord’s successor shall upon request of Tenant execute in recordable form and duly record an agreement in form and substance reasonably satisfactory to Tenant whereby Landlord’s rights and obligations are assigned to and assumed by such successor and whereby such successor shall be in privity of contract with Tenant under this Lease.

(c) Access by Landlord. In addition to those rights reserved in Section 1(d)(iii) hereof, Landlord reserves to itself, its agents, employees, contractors and assigns, the right of access to the Gas Processing Plant and the Premises, upon reasonable prior oral or written notice to Tenant, except in the event of an emergency, in which case Landlord shall have the right to immediate access but shall promptly notify Tenant of such access.

(d) Attornment. If, at any time during the Term of this Lease, Landlord shall be the holder of a leasehold estate covering premises which include the Premises, and if such leasehold shall terminate or be terminated for any reason, or if, at any time during the Term a mortgage to which this Lease is subordinate shall be foreclosed, Tenant agrees at the election and upon demand of any owner of any portion of the Property which includes the Premises, or of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting any portion of the Premises, or of any purchaser at foreclosure, to attorn, from time to time, to any such owner, mortgagee, holder or purchaser upon the terms and conditions set forth herein for the remainder of the Term. This Lease shall be subordinate to the lien of any mortgage or mortgages or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Property and/or the Premises, and to all advances made or hereafter to be made upon the security thereof, resulting from any encumbrance placed or permitted by Landlord.

(e) Nonrecourse. Tenant shall look solely to the estate and property of the Landlord in the Property, for the satisfaction of the Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by the Landlord in the event of any default or breach by the Landlord with respect to any term, covenant or condition of the Lease to be observed and/or performed by the Landlord, and no other property or assets of the Landlord or any agent thereof shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Tenant’s remedies.

10.	TITLE TO IMPROVEMENTS AND SURRENDER

(a) Ownership and Surrender of Improvements. Except for Landlord’s equipment to be removed as provided in Section 1(d)(iii) hereof, Landlord acknowledges that Tenant is the owner of the Gas Processing Plant and all of the equipment erected or located on the Premises now or thereafter during the Term, and that title to such shall remain in Tenant until this Lease is terminated or expires. Tenant shall have the right, exercisable in its discretion, during the Term of this Lease to add to, remove, replace or modify all or any part of the Gas Processing Plant. Any and all trade fixtures and equipment, signs, appliances, furniture and other personal property of any nature installed in the Gas Processing Plant shall not become a part of the Premises and may be removed at any time during the Term.

(b) Surrender and Restoration. Upon the Termination Date, Tenant shall surrender and deliver the Premises to Landlord. During the Removal Period, Tenant shall remove the Gas Processing Plant from the Premises; provided, however, Tenant shall have no obligation to remove the foundations and below ground-level portions of the Gas Processing Plant. Tenant shall have such rights of use and access as may be necessary or desirable to complete such removal during the Removal Period. Upon the completion of the removal of the Gas Processing Plant from the Premises, Tenant shall repair or restore the surface of the Premises to the reasonable satisfaction of the Landlord. The provisions of this Section 10(b) shall survive the termination or expiration of this Lease.

11.	MISCELLANEOUS

(a) Notices. Whenever any notice, consent, election, waiver, approval or authorization (“Notice”) is required or permitted under this Lease, the same shall be in writing, and all oral notices, consents, elections, waivers, approvals and authorizations shall be of no force and effect. All Notices by Tenant to Landlord shall be deemed to have been duly given if sent to Landlord by registered or certified mail (return receipt requested), postage prepaid, or by an overnight express mail or nationally recognized courier service (e.g., FedEx) to Landlord at:

R.E. Gas Development, LLC

476 Rolling Ridge Drive

State College, PA 16801

Attention: President

All Notices by Landlord to Tenant shall be deemed to have been duly given if sent to Tenant by registered or certified mail (return receipt requested), postage prepaid, or by an overnight express mail or nationally recognized courier service (e.g., Federal Express) to Tenant at:

Keystone Midstream Services, LLC

10355 Westmoor Drive

Suite 250

Westminster, CO 80021

Attention: President

All Notices shall be effective upon being deposited in the United States mail or one (1) day after delivery to an express courier service in the manner prescribed in paragraph (a) above. However, the time period in which a response to any such Notice must be given shall commence to run from the date of receipt by the addressee thereof as shown on the return receipt of the Notice or as otherwise shown. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

(b) Waiver. No term, covenant, condition or default of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party charged therewith. The consent of one party to any act or matter must be in writing and shall apply only with respect to the particular act or matter to which such consent is given and shall not relieve the other party from the obligation to obtain the consent of the first party to any other act or matter.

(c) Recording. Neither Landlord nor Tenant shall record this Lease in its entirety. Each of Landlord and Tenant shall execute, acknowledge and deliver to the other upon request duplicate originals of a memorandum of this Lease containing the information required by law for notice to third parties, which memorandum may be recorded by either party at the recording party’s expense. No memorandum of this Lease shall disclose any amount payable under this Lease.

(d) Remedies Cumulative. The various rights, options, elections, powers and remedies contained in this Lease, including the rights herein granted to terminate this Lease, shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its ability to exercise any other right or remedy until all obligations imposed upon the other party have been fully performed.

(e) Construction and Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the use and occupancy of the Premises and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant.

(f) Effect of Partial Invalidity. If any term or provision of this Lease or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(g) Successors and Assigns. This Lease and the covenants and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and the respective permitted successors and assigns of Landlord and Tenant.

(h) No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third Person to create the relationship of principal and agent or of partners or of joint venturers or of any association between Landlord and Tenant.

(i) Quiet Enjoyment. Title. Provided Tenant is not in default hereunder beyond any applicable grace and/or notice period, Tenant shall have quiet enjoyment of the Premises during the Term subject to all the provisions of this Lease.

(j) Signs. Tenant shall be permitted to erect any signs on the Premises that comply with applicable laws, provided that the erection of such signs does not cause damage to the Premises and Tenant first obtains Landlord’s prior written consent to any such signs, such consent to not be unreasonably withheld, conditioned or delayed.

(k) Governing Law. This Lease shall be construed under and governed by the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof.

(l) Holdover. In the event Tenant holds over after the expiration or earlier termination of the Term of this Lease, Tenant shall be liable to Landlord for Rent at the rate of Two Hundred Percent (200%) of the rate in effect for the month which includes the date of such expiration or earlier termination of the term.

(m) Brokers. Landlord and the Tenant hereby represent and warrant each to the other that no brokers, agents or finders were involved on their behalf in negotiating or consummating this Lease.

(n) Headings. Headings of the sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Lease.

(o) Counterparts. Landlord and Tenant may execute this Lease in any number of counterparts, each of which, when executed and delivered, shall have the force and effect of an original, but all of such counterparts shall constitute one and the same instrument. For purposes of the foregoing facsimile signatures or signatures transmitted by e-mail/PDF shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their respective representatives duly authorized, as of the date first above written.

LANDLORD: R.E. GAS DEVELOPMENT, LLC

By:
Name:
Title:

TENANT: KEYSTONE MIDSTREAM SERVICES, LLC

By:
Name:
Title:

EXHIBIT A

Depiction of Premises

[Attached]

[A copy of a map showing the Phase I space and the Phase II space was attached to the agreement]

EXHIBIT B

Control Building

[Attached]

Exhibit F

Pipeline Option Agreement

PIPELINE OPTION AGREEMENT

This PIPELINE OPTION AGREEMENT (the “Option Agreement”) is executed this 21st day of December, 2009, and is from R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (“Rex”) to KEYSTONE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (“Keystone”). Rex and Keystone each may be referred to in this Option individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Pursuant to that certain Contribution Agreement, dated December 21, 2009 (the “Agreement”), by and among Rex, Keystone and Stonehenge Energy Resources, L.P., Rex has agreed to grant Keystone the option to purchase the Pipelines (as defined in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

OPTION

1.1. Option. Rex hereby grants Keystone an option, to be exercised at Keystone’s sole election, to purchase the Pipelines for the purchase price of $1.00. Upon Keystone’s written notice to Rex of its election to purchase the Pipelines, the Parties agree to take all necessary actions, including those set forth in the Agreement, to transfer the Pipelines to Keystone as soon as commercially practical.

1.2. Termination. Notwithstanding anything to the contrary herein, Keystone’s option to purchase the Pipelines shall survive for a period of three (3) years from the Closing Date (as defined in the Agreement). In the event Keystone fails to exercise its option to purchase the Pipelines within such three-year period, the option will terminate and the Parties will have no further obligations pursuant to this Option Agreement.

ARTICLE II

MISCELLANEOUS

2.1. Governing Agreement. This Option Agreement is expressly made subject to the terms and provisions of the Agreement. The delivery of this Option Agreement shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Agreement shall survive the delivery of this Option Agreement to the extent, and in the manner, set forth in the Agreement. In the event of a conflict between the terms and provisions of this Option Agreement and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall govern and control.

2.2. Further Assurances. The Parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to give effect to the intent and purposes of the Agreement and this Option Agreement.

2.3. Successors and Assigns. The provisions of this Option Agreement shall bind and inure to the benefit of Rex and Keystone and their respective successors and assigns.

2.4. GOVERNING LAW; JURISDICTION AND VENUE. THIS OPTION AND THE LEGAL RELATIONS BETWEEN ASSIGNOR AND ASSIGNEE HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

2.5. Defined Terms. Any capitalized term not otherwise defined in this Option Agreement shall have the meaning set forth for such term in the Agreement.

2.6. Captions. The captions and article and section numbers in this Option Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Option Agreement.

2.7. Counterparts. This Option Agreement may be executed in one or more originals, but all of which together shall constitute one and the same instrument.

This Option Agreement is executed on the date set forth above, to be effective for all purposes as of the date set forth above.

ASSIGNOR: R.E. GAS DEVELOPMENT, LLC		ASSIGNEE: KEYSTONE MIDSTREAM SERVICES, LLC

By:		By:
Name:	Benjamin W. Hulburt	Name:	Charles Wilkinson
Title:	President and Chief Executive Officer	Title:	President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC

Exhibit G

Gas Gathering Agreement

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GAS GATHERING AGREEMENT

THIS GAS GATHERING AGREEMENT (this “Agreement”), made as of the __ day of __________, ____, by and between KEYSTONE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (the “Gatherer”) and R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (the “Producer”). Gatherer and Producer may hereinafter be referred to individually as a “Party,” and collectively as the “Parties”.

RECITALS:

WHEREAS, the Gatherer owns a gas gathering system located in Butler County, Pennsylvania; and

WHEREAS, the Producer owns or controls gas production from various wells in Butler County, Pennsylvania and desires to have the Gatherer gather the gas for Producer; and

WHEREAS, the Gatherer is willing to gather such gas for the Producer in accordance with the terms and conditions of this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Defined Terms. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the following meanings:

“Day” shall mean a period of 24 consecutive hours beginning and ending at eight o’clock a.m. Eastern Time.

“Delivery Point” shall mean the point of interconnect between the Gatherer’s Gathering System and Producer’s gas processing plant located in Butler County, Pennsylvania as shown on Exhibit “A” attached hereto and made a part hereof in full.

“Gas” shall mean natural gas, including casinghead gas produced with crude oil, gas from gas wells produced in association with crude oil (associated gas), gas from condensate wells (non-associated gas) and all elements, compounds and mixtures thereof comprising the effluent vapor stream produced in connection with such gas, and shall include any inerts or impurities contained therein.

“Gathering Fee” is defined in Section 2.

“Gathering System” shall mean, but not be limited to, the Gas gathering pipelines, fuel gas pipelines, dehydration facilities, compression facilities, junctions, heaters, meters,

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separators, electric power lines, communications cables, roads, and other related facilities and equipment from the inlet flange of the pipeline metering facility installed up to the inlet flange of the block valve upstream of the inlet header at the Plant inlet, necessary to gather and transport Gas from the Receipt Point(s) to the Delivery Point.

“Mcf” and “MMcf” shall mean 1,000 standard cubic feet of gas and 1,000,000 standard cubic feet of gas, respectively.

“Receipt Point” is defined as the inlet flange of Gatherer’s metering facilities located at or near the well or such other point as may be mutually agreed upon. Each Receipt Point will be listed on Exhibit “B” to this Agreement; and Exhibit “B” will be amended from time to time to reflect the addition or deletion of Receipt Points.

2. Gathering Fee. Producer shall pay Gatherer a Gathering Fee, equal to [REDACTED]* per Mcf of Producer’s Gas as measured at the Receipt Points.

3. Quantity; Pressure.

(a) Producer shall deliver Gas to Gatherer at the Receipt Points. Subject to Section 5, Gatherer shall accept all Gas delivered by Producer at the Receipt Points and shall transport such Gas to the Delivery Point.

(b) Under normal operating conditions, Producer shall deliver or shall cause to be delivered Gas hereunder to the Receipt Points at a pressure not greater than 600 psig and not less than 100 psig, or such lower pressure as exists in the Gathering System at the Receipt Points. Notwithstanding anything to the contrary herein, Producer shall have no obligation to compress Gas prior to delivery of such Gas at the Receipt Points.

4. Regulation of Production. Producer agrees that it will cooperate with Gatherer in regulating the flow rate of Producer’s Gas and in establishing a producing schedule to deliver on a best efforts basis the Gas at a uniform and continuous flow rate.

5. Quality. Gatherer shall not be obligated to receive Gas delivered hereunder that fails to meet the following specifications: commercial in quality and free from any foreign materials such as dirt, dust, iron particles, crude oil, dark condensate, and free water, and other similar matter; and substances which may be injurious to pipelines or which may interfere with the transmission of said Gas.

6. Term. This Agreement shall be effective from the date hereof and shall continue in full force until the “In-Service Date”, as such term is defined in that certain Gas Gathering, Compression and Processing Agreement between the Parties dated December 21, 2009. This Agreement will automatically terminate on the In-Service Date without further action taken by the Parties.

7. Measurement and Meter Testing.

(a) All Gas measurements required hereunder shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Gatherer in accordance with the recommendations contained in ANSI/API 2530 as then published. Producer, or others having Producer’s consent, may, at its option and expense, install and operate check measuring equipment Upstream of the measuring equipment to check the measuring equipment, provided the installation of the check measuring equipment in no way interferes with the operation of the measuring equipment.

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(b) The factors used in computing Gas volumes from orifice meter measurements shall be the latest factors published by the AGA. These factors shall include:

(i) Basic orifice factor.

(ii) Pressure base factor based on a pressure base of 14.73 psia.

(iii) Temperature base factor based on a temperature base of 60oF.

(iv) Flowing temperature factor, based on the flowing temperature as measured by an industry accepted recording device, if, at Gatherer’s option, a recording device has been installed, otherwise the temperature shall be assumed to be 60oF.

(v) Super compressibility factor, obtained from the latest AGA Manual for the Determination of Super Compressibility Factors for Natural Gas (AGA 8).

(vi) Specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.

(c) Gatherer shall test the accuracy of its measuring equipment at least once every calendar quarter. Additional test(s) shall be promptly performed upon notification by either Party to the other. If any additional test requested by Producer indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Producer shall reimburse Gatherer for all its direct costs in connection with that additional test within 15 days following receipt of a detailed invoice and supporting documentation setting forth those costs.

(d) If, upon test, any measuring equipment is found to be in error by an amount not exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.

(e) Each Party, at its sole risk and liability, shall have access at all reasonable hours to all facilities which are related to Gas measurement and sampling. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party’s measuring equipment. The Parties shall cooperate in obtaining and providing telemetry and similar equipment and systems to provide measurement information to the Parties.

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8. Accounting and Payments.

(a) Gatherer shall furnish to Producer on or before the 15th day of each month a statement indicating the volume of Producer’s Gas gathered during the previous month and the Gathering Fee owed by Producer. Producer will pay the Gathering Fee set forth on such statement within 15 days of receipt of such statement.

(b) Each party shall have the right during reasonable hours to examine books, records, charts, and original test data of the other party to the extent necessary to verify the accuracy of any statement, charge, credit, computation, test, or delivery made pursuant to any provision hereof. If any such examination reveals any inaccuracy in any such statement, charge, credit, computation, test, or delivery, the necessary adjustment shall be promptly made.

(c) Producer shall be responsible for the payment of any royalties due on Producer’s Gas. Producer shall indemnify and hold Gatherer harmless from all claims, actions, causes of action or damages, liability, or obligations arising out of or related to the payment of the lessor’s royalty or any other burden or encumbrance affecting Producer’s Gas.

(d) All accounting records and documents directly related to this Agreement prepared by either party hereto shall be retained for a period of not less than two years following the end of the calendar year of their origination. The parties further agree that all matters relating to the accounting hereunder for any calendar year shall be considered correct and not subject to further audit or legal challenge after two years following the end of the calendar year.

9. Warranty. Producer represents and warrants that it owns, or has the right to deliver, all Gas delivered to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims. Producer hereby indemnifies Gatherer against and holds Gatherer harmless from any and all losses arising out of or related to any breach of the foregoing representation and warranty.

10. Taxes.

(a) Producer shall pay or cause to be paid all production, severance and ad valorem taxes, assessments, and other charges levied or assessed against the Gas delivered by Producer hereunder, and against the sale thereof, and all taxes and statutory charges levied or assessed against any of Producer’s properties, facilities, or operations.

(b) Gatherer shall pay all taxes and statutory charges levied or assessed against its Gathering System and operations.

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11. Indemnity.

(a) Each of the parties hereto assumes full responsibility and liability for the maintenance of its respective properties and agrees to indemnify and save the other party harmless from all liability and expense on account of any and all damages, claims, taxes, actions, including injury to or death of persons and damage to or destruction of property arising from any act or omission or accident in connection with control or possession of the Gas by, or the installation, presence, maintenance, and/or operation of the property and equipment of, the indemnitor.

(b) Producer agrees to defend, indemnify, and hold Gatherer harmless from all claims, actions, damages, liability, expenses, including wrongful death, personal injury, or property damage arising out of or in connection with (i) Producer’s ownership and control of the Gas prior to the time the Gas passes through the Receipt Point(s); (ii) after the Gas is delivered by Gatherer at the Delivery Point; and (iii) the ownership and operation of any wells and facilities installed by Producer above the Receipt Point(s), whether or not required under the terms of this Agreement.

(c) Gatherer agrees to defend, indemnify, and hold Producer harmless from all claims, actions, damages, liability, or expense, including wrongful death, personal injury, or property damage arising out of or in connection with (i) Gatherer’s control of the Gas after receipt at the Receipt Point(s) and prior to delivery at the Delivery Point and (ii) the operation of the Gathering System.

(d) As between the parties hereto, and as to liability, if any accruing to either party hereto, or to any third party, Producer shall be solely liable for and in control and possession of the Gas deliverable hereunder and shall bear the risk of loss until the Gas is delivered to Gatherer at the Receipt Point(s). Gatherer shall be solely liable for and in control and possession of the Gas and shall bear the risk of loss until Gatherer has delivered the Gas at the Delivery Point.

(e) Neither Producer nor Gatherer shall have any responsibility with respect to Gas deliverable or delivered hereunder, or on account of anything which may be done, happen, or arise with respect thereto, during such time as said Gas is in control and possession of the other party as hereinabove provided.

12. Force Majeure. In the event any party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make payments due hereunder, it is agreed that on such party giving notice and full particulars of such inability by telephone and in writing to the other party as soon as possible after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, as far as possible, be remedied with all reasonable dispatch. The term “force majeure” as employed herein shall mean acts of God; strikes; lockouts; or other industrial disturbances; acts of the public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrests and restraints of governments and people; civil disturbances; explosion, breakage, or accidents to machinery, plant facilities, or lines of pipe; the necessity for making repairs to or alterations of machinery, plant facilities, or lines of pipe; freezing of wells or lines of pipe; partial or entire failure of wells; and the inability of either Producer or Gatherer to

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acquire, or the delays on the part of either Producer or Gatherer in acquiring, at reasonable cost and after the exercise of reasonable diligence: (a) any servitude, rights-of-way grants, permits, or licenses; (b) any materials or supplies for the construction or maintenance of facilities; (c) any permits or permissions from any governmental agency if such are required; and any other causes, whether of a kind herein enumerated or otherwise, not within control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the party having the difficulty

13. Assignments. This Agreement shall extend to and be binding upon the parties hereto, their successors, and assigns. Subject to the provisions below, this Agreement and the rights, duties or obligations of the parties hereunder may be assigned or conveyed in whole; provided, however, that except as set forth in the following sentence, neither Party shall assign or transfer this Agreement and any rights, duties or obligations hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. No assignment shall relieve the assignor of any of its duties or liabilities hereunder which arose prior to such assignment, but the assignee shall assume all duties and obligations of the assignor arising from and after such assignment and the assignor shall be relieved of such duties and obligations arising from and after such assignment. No transfer of, or succession to, the interest of any Party hereto, either in whole or partially, shall affect or bind the other Party until the first day of the month following the month in which the other Party shall have received written notification thereof.

14. Miscellaneous.

(a) The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

(b) This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Pennsylvania without regard to choice of law principles. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) Dispute Resolution.

(i) Dispute. Any controversy, claim, deadlock or dispute between the Parties arising out of, relating to or in connection with this Agreement (a “Dispute”), and that is not otherwise settled by agreement between the Parties, shall be exclusively and finally resolved pursuant to the provisions and procedures set forth in this Section 14.(c). Without limiting the generality of the first sentence of this Section, the following shall be considered Disputes for this purpose: (a) all questions relating to the interpretation or breach of this Agreement, (b) all questions relating to any representations, negotiations and other proceedings leading to the execution of this Agreement and (c) all questions regarding the

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application of this Section 14.(c) and the arbitration provisions contained herein. Notwithstanding the foregoing provisions of this Section 14.(c), any legal action for a preliminary injunction or other prejudgment relief will be resolved by the arbitrator appointed in accordance with Section 14.(c); provided, that, at any time before the arbitrator has been appointed, any Party may seek a preliminary injunctive or other prejudgment relief from a Pennsylvania court of competent jurisdiction to the extent necessary to preserve the status quo or to preserve such Party’s ability to obtain meaningful relief pending the outcome of the arbitration proceeding under this Section 14.(c). Any Party may bring an action in a Pennsylvania court of competent jurisdiction to compel arbitration of any Dispute after the procedure under Section 14.(c)(ii) is exhausted; provided, that to the fullest extent permitted by law, each Party hereby waives and relinquishes any right to compel the resolution of any substantive issues regarding a Dispute in any court of competent jurisdiction, or to request any other relief from a court of competent jurisdiction except as specifically set forth in this Section 14.(c).

(ii) Executive Mediation. In the event of any Dispute, upon written request of any Party, such Dispute shall immediately be referred to one representative of the executive management designated by each Party in respect of such Dispute who is authorized to settle such Dispute. Such representatives shall promptly meet in a good faith effort to resolve such Dispute. If the representatives designated by the relevant Dispute Parties pursuant to this Section 14.(c)(ii) do not resolve such Dispute within ten (10) days after such written request, such Dispute shall be exclusively and finally resolved by binding arbitration in accordance with the provisions and procedures set forth in Section 14.(c)(iii).

(iii) Arbitration. The arbitration shall be administered by the American Arbitration Association, or a successor organization (the “AAA”), under its Commercial Arbitration Rules. The arbitration shall be conducted by a single arbitrator chosen under the AAA’s Commercial Arbitration Rule and such arbitrator shall have at least ten (10) years experience practicing in the oil and gas industry.

A. The site of arbitration shall be Pittsburgh, Pennsylvania, unless otherwise agreed by the Parties.

B. The Parties shall diligently and expeditiously proceed with arbitration. The arbitrator shall be instructed to render a written decision within forty-five (45) days after the conclusion of the hearing or the filing of such briefs as may be authorized by the arbitrator, subject to any reasonable delay due to unforeseen circumstances. Except to the extent the Parties’ remedies may be limited by the terms of this Agreement, the arbitrator shall be empowered to award any remedy available under the laws of the State of Pennsylvania including monetary damages and specific performance. The arbitrator shall not have the power to amend or add to this Agreement. The award of the arbitrator shall be in writing with reasons for such award and signed by the arbitrator. Any award rendered shall be final and binding. Judgment rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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C. The Parties hereto hereby waive any rights to appeal or to review of such award by any court or tribunal. The Parties further undertake to carry out without delay the provisions of any arbitral award or decision, and each agrees that any such award or decision may be enforced by any competent tribunal.

D. The costs of such arbitration shall be determined by and allocated between the Parties by the arbitrator in its award. This Section 14.(c)(iii) constitutes an independent contract to arbitrate all disputes between the Parties, including disputes regarding contract formation and whether a Party is entitled to quasi-contractual or quantum meruit recovery from another Party. Unless otherwise agreed in writing, the Parties shall continue to perform their respective obligations hereunder during any arbitration proceeding by the Parties in accordance with this Section 17.3(c).

(d) The Parties agree that (a) Gatherer shall keep confidential all information provided by Producer to Gatherer pertaining to Producer’s exploration and development plans, production forecasts, acreage positions and other non-public information of Producer, and (b) the Parties shall keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without prior written consent (of Producer in the case of (a) or the other Party in the case of (b)); provided, the foregoing shall not apply to disclosures compelled by law or court order; or to disclosures to a Party’s affiliates or such Party’s or its affiliates’ employees, directors, officers, partners, prospective partners or financing sources, financial advisors, consultants, attorneys, banks, or institutional investors provided those persons, firms or entities likewise agree to keep this Agreement confidential.

(e) Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.

(f) All exhibits and appendices to this Agreement are hereby incorporated into and made part of this Agreement for all purposes. This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

(g) The terms and provisions of this Agreement are for the sole benefit of Gatherer and Producer, and no third party is intended to benefit herefrom other than the Indemnified Parties.

(h) NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

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(i) This Agreement shall be subject to all applicable federal, state, and local laws, rules, regulations, and orders affecting either Gatherer or Producer and that pertain to the Gathering System or the operation thereof. In the event any one or more of the provisions of this Agreement shall be found to be violative of any applicable order, rule, or regulation of any regulatory body having jurisdiction, or of any valid law of the United States or any state or other governmental entity having jurisdiction, such provision or provisions shall be deemed to be modified to the extent necessary to comply with such order, rule, regulation, or law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification.

(j) Unless otherwise provided herein, any statement, notice, request or demand which either Party desires to serve upon the other regarding this Agreement shall be made in writing and shall be considered as delivered when hand delivered, or when delivery is confirmed by pre-paid delivery service (such as FedEx, UPS, DHL or a similar delivery service), or when sent via email, or, if mailed by United States certified mail, postage prepaid, three (3) days after mailing, or, if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party; provided, if sent by email after normal business hours or if receipt of a facsimile transmission is confirmed after normal business hours, receipt shall be deemed to be the next Business Day. Such notice shall be given to the other Party at the following address, or to such other address as either Party shall designate by written notice to the other:

If to Producer:

R.E. GAS DEVELOPMENT, LLC

476 Rolling Ridge Drive, Suite 300

State College, PA 16801

Attention: Timothy Beattie

Phone: (814) 278-7267

Fax: (814) 278-7286

If to Gatherer:

KEYSTONE MIDSTREAM SERVICES, LLC

10355 Westmoor Drive, Suite 250

Westminster, CO 80021-2579

Attention: Michael Brinkmeyer

Phone: (303) 991-1480

Fax: (303) 451-7394

(k) This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument. This Agreement shall not become effective unless and until executed by all Parties.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have executed this Gas Gathering Agreement as of the date first above written.

GATHERER: KEYSTONE MIDSTREAM SERVICES, LLC		PRODUCER: R.E. GAS DEVELOPMENT, LLC

By:		By:
Name:	Charles Wilkinson	Name:	Benjamin W. Hulburt
Title:	President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC	Title:	President and Chief Executive Officer

Exhibit “A”

Delivery Point

That certain point of interconnection between the Gathering System and Producer’s gas processing plant located in Butler County, Pennsylvania.

EXHIBIT “B”

Receipt Point(s)

The point of interconnection between each of Producer’s wells and the Gathering System owned and operated by Gatherer hereunder.

Exhibit H

Pipelines Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

(PIPELINES)

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is executed this __ day of __________, ____, and is from R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (“Assignor”) to KEYSTONE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee each may be referred to in this Assignment individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Pursuant to that certain Contribution Agreement, dated December 21, 2009 (the “Agreement”), by and among Assignor, Assignee and Stonehenge Energy Resources, L.P. and that certain Pipeline Option Agreement between Assignor and Assignee, Assignor has agreed to assign, convey, transfer and deliver the Assets (as defined below) to Assignee, and Assignee has agreed to acquire such Assets from Assignor and assume the liabilities and obligations with respect thereto, all as more fully described in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

ASSIGNMENT; ASSUMPTION

1.1. Assignment. For good and valuable consideration as set forth in the Agreement, the receipt and sufficiency of which each Party hereby acknowledges, Assignor hereby grants, transfers, bargains, conveys, and assigns to Assignee all of its right, title and interest in and to following assets (the “Assets”):

(a) those certain natural gas gathering pipelines described on Exhibit A attached hereto and including (i) all real property, leases, licenses, rights-of-way, and easements related to the pipelines or necessary for the location, use, occupancy, maintenance, repair replacement and removal of the pipelines and described on Exhibit B attached hereto, (ii) all of Assignor’s equipment, machinery, fixtures and other tangible personal property and improvements used or held for use primarily in connection with the operation of such pipelines (excluding automotive equipment), and (iii) the Rex Permits. The Assets do not include Assignor’s existing refrigeration plant and all pipelines, fixtures and equipment downstream from such plant, including, but not limited to the Dominion tap site and M/R station.

1.2. Assumption. Assignee hereby assumes and agrees to pay, perform and discharge when due the Assumed Liabilities, as set forth in the Agreement; and, Assignor agrees to pay, perform or discharge the Rex Retained Liabilities, as set forth in the Agreement.

ARTICLE II

MISCELLANEOUS

2.1. Governing Agreement. Although this Assignment reflects the complete and final transfer of the Assets, this Assignment is expressly made subject to the terms and provisions of the Agreement. The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Agreement shall survive the delivery of this Assignment to the extent, and in the manner, set forth in the Agreement. In the event of a conflict between the terms and provisions of this Assignment and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall govern and control.

2.2. Further Assurances. The Parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to more effectively convey, transfer to or vest in Assignee the Assets or to better enable Assignee to realize upon or otherwise enjoy any of the Assets or to carry into effect the intent and purposes of the Agreement and this Assignment.

2.3. Successors and Assigns. The provisions of this Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

2.4. GOVERNING LAW; JURISDICTION AND VENUE. THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN ASSIGNOR AND ASSIGNEE HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

2.5. Exhibits. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits and schedules to instruments on file in the public records are notice of such instruments for all purposes. Unless provided otherwise, all recording references in such exhibits and schedules are to the appropriate records of the counties in which the Assets are located.

2.6. Defined Terms. Any capitalized term not otherwise defined in this Assignment shall have the meaning set forth for such term in the Agreement.

2.7. Captions. The captions and article and section numbers in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

2.8. Counterparts. This Assignment may be executed in one or more originals, but all of which together shall constitute one and the same instrument.

This Assignment is executed on the date set forth above, to be effective for all purposes as of the date set forth above.

ASSIGNOR: R.E. GAS DEVELOPMENT, LLC		ASSIGNEE: KEYSTONE MIDSTREAM SERVICES, LLC

By:		By:
Name:	Benjamin W. Hulburt	Name:	Charles Wilkinson
Title:	President and Chief Executive Officer	Title:	President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC

ACKNOWLEDGEMENTS

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the __ day of _________, ____ by __________, the __________ of R.E. Gas Development, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public, State of

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the __ day of _________, ____ by __________, the __________ of Keystone Midstream Services, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public, State of

EXHIBIT A

PIPELINES

Schedule 1

Pipelines

Those certain natural gas gathering pipelines crossing lands covered by the following leases and depicted on the map set forth below:

Lease Date	Lessor	Original Lessee	Current Lessee	Parcel I.D.	Acres	Recorded Instrument No.

02/09/2007	John O. Bame	Vista Resources Inc.	R.E. Gas Development, LLC	4F-52-9A1	163.0900	200704230009840

02/09/2007	John O. Bame	Vista Resources Inc.	R.E. Gas Development, LLC	4F-54-A6	63.0000	200704230009841

03/21/2007	John S. Enslen, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-19, 4F-27-19D	59.2200	200705110011900

12/16/2006	Rodney J. Gasch, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-A1	76.9720	200906260014509

03/04/2007	Virginia M. Hall, et al	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-21	65.2600	200706200015890

04/26/2007	J. Upton Hudson	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-A4B	125.8470	200709210024832

12/21/2006	Kane Family Trust	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-13	51.1600	200706000015883

01/31/2007	Lisa M. Knauf	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-A15	31.6050	200706200015871

01/10/2007	Roy E. Knauf, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-A1A,4F27A1G, 4F-52-9, 4F-54-A7	217.3303	200706200015881

07/28/2007	Paul M. Lonchena, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-A3	40.0000	200709270025387

11/29/2006	Donald T. Reedy	Vista Resources Inc.	R.E. Gas Development, LLC	4F-25-20F, 4F-2528M	100.0500	200703130005772

11/30/2006	Jerome M. Weakland, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-17C & 4F-2718	99.5640	20071010026513

12/14/2006	Elmira Zirnsak	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-10 & 4F-27-11	92.3200	200710100026488

03/15/2008	Paul W. Knauff, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F-27-A1E	42.0000	200804030007040

06/05/2008	Randy E. Soergel, et ux	Vista Resources Inc.	R.E. Gas Development, LLC	4F27-5C	38.7800	200906050012482

[A COPY OF A MAP SHOWING THE PIPELINES HAS BEEN REDACTED]*

EXHIBIT B

RIGHTS OF WAY

Schedule 2

Plant Site

That certain tract of land constituting the “Phase I Space” to be leased to the Company pursuant to that certain Site Lease to be entered into between the Company and Rex pursuant to the terms of Section 3.3 or such Alternate Site as may be acquired by the Company pursuant to the terms of Section 3.3.

Schedule 3

Required Consents

A consent is required pursuant to that certain Credit Agreement, dated as of September 28, 2007, by and among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, and the lenders party thereto, as amended.

Schedule 4

Non-transferable Permits

NONE

Schedule 4.14

CONTRACTS

1. That certain Gas Purchase Agreement by and between Butler Gas Processing, LLC and Vista Marcellus, Inc. dated May 9, 2009.

Schedule 5

Rights-of-Way

1.	Pipeline Right-of-Way Agreement by and among Paul S. Bilski, Lisa Knauf Bilski and Vista Resources, Inc. dated January 16, 2009 covering portions of Tract No 4F27-A15 in Forward Township, Butler County, Pennsylvania.

2.	Compressor Station and Pipeline Right of Way Agreement by and among Brian L. Magill, Sherri D. Magill and Vista Operating, Inc. dated July 30, 2008 covering lands situated in Connoquenessing and Forward Township, Butler County, Pennsylvania recorded at instrument number 200809150021102.

3.	Right of Way Agreement by and between The Betty J. Lambert Revocable Trust Agreement, Betty J. Lambert as Trustee and R.E. Gas Development, LLC dated October 16, 2009 covering portions of Block No 180-4F127-2 in Jackson Township, Butler County, Pennsylvania.